As filed with the Securities and Exchange
Commission on March 8, 2002
Commission File Number 333-58086

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Amendment No. 2 to FORM SB-2
REGISTRATION STATEMENT
Under The Securities Act of 1933

Pure Steel Custom Cycles, Inc.

  ARIZONA                                               86-0788909
(State or other    (Primary Standard Industrial     (I.R.S. Employer)
jurisdictions       Classification Code Number) Identification number)
of incorporation
or organization)

4010 Grand Avenue, Suite 16
Phoenix, Arizona 85019
Telephone:   602-841-2000
(Address and telephone number of registrant's principal executive offices and principal place of business)

Glenford F. Griffin
4010 Grand Avenue, Suite 16
Phoenix, Arizona 85019
Telephone:   602-841-2000
(Name, address and telephone number of
agent for service)

with copies to:
Jody M. Walker
Attorney At Law
South Garfield Way
Littleton, Colorado 80122
Telephone: 303-850-7637
Facsimile: 303-220-9902

If any of the securities being registered on this
Form are to be offered on a delayed or continuous
basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box:   |x|



                       CALCULATION OF REGISTRATION FEE
Title of each                        Proposed           Proposed     Amount of
  class of           Amount to be    offering          aggregate    registration
securities            registered      price          offering price     fee
------------         ------------      ------        -------------- -----------
Common stock          2,000,000       $1.00             $2,000,000      $478.00
Common stock(1)         488,500       $1.00                488,500       116.75
Common stock
  Underlying warrants   300,000       $2.50                750,000       179.25
Common stock
  Underlying warrants   100,000       $1.50                150,000        35.85
                     ----------                         ----------      -------
                      2,888,500                         $3,388,500      $809.85

(1)To be registered on behalf of selling shareholders.

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.

PRELIMINARY PROSPECTUS Dated March 8, 2002
                        SUBJECT TO COMPLETION


  Up to a maximum of 2,000,000 common shares at $1.00 per common share

    488,500 common shares on behalf of selling
              security holders
    400,000 common shares underlying warrants on behalf of selling security holders

         PURE STEEL CUSTOM CYCLES, INC.

We shall receive up to $1,939,037 of the proceeds
from the sale of the common shares after paying
offering expenses estimated at $60,963.   This does
not include any amounts the selling security holders may receive from the sale of their 488,500 common shares and 400,000 common shares issued when the warrants are exercised.

The offering is on a self-underwritten basis with no minimum offering amount. We have made no escrow arrangements for any funds received.

Our directors arbitrarily determined the offering price and the total offering amount without considering any book or market value.

This is our initial public offering, and no public market currently exists for our shares.

The offering terminates on June 30, 2003.

Consider carefully the risk factors beginning on page 8 in the prospectus.

Neither the Securities and Exchange Commission nor
any state securities commission has approved or
disapproved of these securities or passed upon the
adequacy or accuracy of the prospectus.   Any
representation to the contrary is a criminal offense.

The information in this prospectus is not complete
and we may change it.   We may not sell these
securities until the registration statement filed with the Securities and Exchange Commission is effective.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            TABLE OF CONTENTS

PROSPECTUS SUMMARY                                  6
RISK FACTORS                                        8
   -  Sales may not meet our expectations
   -  We currently rely on a single line of products
   -  The cost of our motorcycles may deter sales
   -  We may have to raise additional financing
   -  We rely on a few large customers
   -  We have a limited manufacturing history
   -  We may experience potential recalls and
         product liability
   -  There will be less due diligence done by
         third parties
   -  We will be less likely to sell the common
         shares
   -  There is no minimum offering amount and no
         escrow account in this offering
   -  There is no market for our common stock
   -  We may never meet the requirements to be
         quoted on NASDAQ
   -  The selling shareholders may have liability
         because of their status as underwriters
   -  Our auditor has issued a going concern
DETERMINATION OF OFFERING PRICE                    13
SELLING SECURITY HOLDERS                           13
TERMS OF THE OFFERING                              14
SOURCE AND USE OF PROCEEDS                         17
DILUTION                                           18
PURE STEEL                                         19
MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF FINANCIAL CONDITION AND RESULTS OF
   OPERATIONS                                      27
MANAGEMENT                                         42
CERTAIN TRANSACTIONS                               45
CHANGES IN AND DISAGREEMENTS WITH
  ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURES                                      46
PRINCIPAL SHAREHOLDERS                             47
SHARES ELIGIBLE FOR FUTURE SALE                    48
MARKET FOR COMMON SHARES
   AND RELATED SHAREHOLDER MATTERS                 49
DESCRIPTION OF SECURITIES                          51
LEGAL MATTERS                                      52
LEGAL PROCEEDINGS                                  52
EXPERTS                                            52
INTERESTS OF NAMED EXPERTS AND COUNSEL             53
ADDITIONAL INFORMATION                             54
AVAILABLE INFORMATION                              54
FINANCIAL STATEMENTS                               55

                        PROSPECTUS SUMMARY

The following summary contains basic information
about this offering.    It likely does not contain
all the information that is important to you.   For
a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to.

Pure Steel.    Pure Steel designs, develops and
manufactures hand crafted custom motorcycles for the high-end premium motorcycle market.

For the year ended March 31, 2001, we had revenues of $1,575,887 and a net loss of $437,225. For the nine month period ended December 31, 2001, we had revenues of $546,173 and a net loss of $305,302.

Pure Steel's auditors issued a going concern opinion in connection with the audit of Pure
Steel's financial statements as of March 31, 2001 due to substantial doubt that Pure Steel can continue as a going concern unless we obtain additional working capital to fund its ongoing operations.


Principal Executive Offices             4010 Grand Avenue, Suite 16
                                        Phoenix, Arizona 85019
                                        Telephone:   602-841-2000

The Offering                            Pure Steel is offering
                                        up to 2,000,000 common
                                        shares at $1.00 per
                                        common share.   There is
                                        no minimum investment and
                                        no minimum offering amount

                                        You will not get your money
                                        back, even if we raise
                                        insufficient capital to
                                        accomplish the expansion of
                                        our operations.

                                        We are not engaging
                                        underwriters to sell the
                                        offering.

Common shares outstanding
prior to this offering
assuming exercise of all of the
warrants                                8,188,500




Percent of common shares owned by
current shareholders after maximum
offering and assuming exercise
of warrants                             75.58%

Gross proceeds after maximum offering   $2,000,000

Use of proceeds from sale of
   common shares                        Pure Steel intends to use
                                        the funds from the sale of
                                        our common shares primarily
                                        for:
                                        -   payment of debt,
                                        -   clothing manufacturing,
                                        -   tooling,
                                        -   labor,
                                        -   parts inventory and
                                        -   working capital.
Market For the Common Stock
                                        Prior to the date of this
                                        prospectus, we have had no
                                        trading market for our common
                                        stock.   We will apply for
                                        the quotation of our common
                                        stock on the OTC Bulletin
                                        Board.

                                        We cannot offer assurance that
                                        the NASD will quote our common
                                        stock, that an active trading
                                        and/or a liquid market will
                                        develop or, if developed, that
                                        we can maintain it.

Sales by Selling
Security Holders                        We are registering common shares
                                        on behalf of selling security
                                        holders in this prospectus. We
                                        will not receive any cash or other
                                        proceeds in connection with the
                                        subsequent sale.   We are not
                                        selling any common shares on
                                        behalf of selling security holders
                                        and have no control or affect on
                                        these selling security holders.
                                        ---

Absence of Dividends; Dividend Policy   We do not currently
                                        intend to pay regular cash
                                        dividends on our common stock.
                                        Our board of directors will
                                        review this policy from time
                                        to time in light of,
                                        among other things, our
                                        earnings and financial

                                        position.  We do not
                                        anticipate paying dividends on
                                        our common stock in the
                                        foreseeable future.

Transfer Agent                          We currently act as our own
                                        transfer agent.

-------------------------------------------
                Risk Factors
-------------------------------------------

In analyzing this offering, you should read this entire prospectus and carefully consider, among other things, the following risk factors:

Risks relating to Pure Steel

1.   Sales may not meet our expectations and if
other sources of revenue are not available, our
growth and profitability could be delayed or
diminished.   You may lose your entire investment.

We expect that the net proceeds from this offering and the cash flow from operations will be sufficient to allow us to meet the expected growth in demand for our products and services. However, we cannot be assured that our sales will meet our growth expectations. Should either of these fail to occur, we may elect to

   - reduce the planned expansion of operations or
   - pursue other financing alternatives such as a rights offering, warrant exercise or borrowings.

Our planned growth and profitability could be
delayed or diminished if we cannot implement the
two options listed above.   You may lose your
entire investment.

2.   We currently rely on a single line of
products. If these products are not successfully commercialized, we may not reach profitability and you may lose your entire investment.

We have concentrated our efforts primarily on the
development of our custom motorcycles and
accessories.  We will be dependent to a significant
extent upon acceptance of these products to
generate additional revenues.   We cannot assure
you that our custom cycles and accessories will be
successfully commercialized.     We cannot assure
you that our competitors will not succeed in developing or marketing technologies and products that are more commercially attractive than our custom cycles.

3. The cost of our motorcycles may deter sales, we may not reach profitability and you may lose your entire investment.

Our motorcycles retail for prices substantially in
excess of retail prices for conventional
motorcycles.    This significant difference in
pricing may deter potential purchasers from making
a monetary commitment in order to purchase our
custom motorcycles.   The higher cost of the
product may deter sales, we may not reach profitability and you may lose your entire investment.

4.   We may have to raise additional financing.
We may not be able to obtain the financing at reasonable terms to continue operations and you may lose your entire investment.

We cannot assure you that we will not be required
to seek additional equity or debt capital to
finance our operations in the future.   In
addition, we cannot assure you that any financings, if needed, will be available to Pure Steel or that adequate funds for Pure Steel's operations, whether from Pure Steel's revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms attractive to Pure Steel.
Our inability to obtain sufficient funds may require us to delay, scale back or eliminate some or all of sales and marketing efforts and manufacturing.

5.   We rely on a few large customers.   The loss
of any of these large customers will have a negative affect on our profitability.

In the past, Pure Steel has made a significant amount of sales to a few large customers.
Historically, the identity of Pure Steel's largest customers and the volumes purchased by them has varied. The loss of Pure Steel's largest customers or a reduction of the volume purchased by these customers would have had an adverse effect upon Pure Steel's sales until a time, if ever, as significant sales to other customers could have been made.

During the year ended March 31, 2001, Pure Steel had sales as a percentage of total revenues to four customers of 24.3%, 23.5%, 10.4% and 10.2%, respectively. During the year ended March 31, 2000, Pure Steel had sales as a percentage of total revenues to two customers of 14.4% and 44.5%, respectively. At December 31, 2001, the
Company had sales as a percentage of total revenue to three customers of 49.2%, 12.1% and 11.7%, respectively. At March 31, 2001 one customer owed
Pure Steel $68,017 representing 96% of accounts receivable at that date.

6.   We have a limited manufacturing history with
our custom motorcycles.   Our operations could be
negatively affected if we cannot scale up our production or hire and train sufficient personnel.

Pure Steel has limited experience with the
manufacture and assembly of our custom cycles in
the volumes that will be necessary for Pure Steel
to generate significant revenues from the sale of
our motorcycles. Pure Steel may encounter
difficulties in scaling up our production or in
hiring and training additional personnel to
manufacture our motorcycles.   Future interruptions
in supply or other production problems could have a material adverse effect on Pure Steel's business, financial condition and results of operations.

7.    We may experience potential recalls and
product liability.   Our operations could be
negatively affected by increased costs relating to recalls or product liability.

Any of Pure Steel's products may be subject to
recall for unforeseen reasons.   As a result, Pure
Steel faces a risk of exposure to product liability, errors and omissions or other claims in the event that the use of our custom motorcycles, accessories or other future potential products is alleged to have resulted in injury and there can be no assurance that Pure Steel will avoid significant liability.

We cannot assure you that Pure Steel will be able
to retain our current insurance coverage or that
such coverage will continue to be available at an
acceptable cost, if at all.    Consequently, these
claims could have a material adverse effect on the business or financial condition of Pure Steel.

8. There will be less due diligence done by third parties since we are not engaging underwriters.
You will have to rely on your own due diligence in making the investment.

We are not going to engage an underwriter to assist
us in selling the offering.   Less due diligence
will be conducted than in an underwritten offering.
In making your investment decision, you will have to rely on your own due diligence without any assurance that a third party has thoroughly investigated the transaction.

9.   We will be less likely to sell the common
shares we are offering than we would be if we
engaged an underwriter.   We may not sell
sufficient common shares to expand our operations.
You could lose your entire investment.

Since we will be selling the offering without the
assistance of an underwriter, we will likely sell
less of the common shares than we would with an
underwriter's assistance.   If we do not sell
enough common shares to ensure the necessary funds to expand our operations, you could lose your entire investment.

10.   There is no minimum offering amount and no
escrow account in this offering.   You will not
receive any of your investment back even if we raise only a minimal amount.

We have not established an escrow account since
there is no minimum offering amount.   We will have
immediate access to the proceeds of the offering.
We will not return any of your investment even if we only raise a minimal amount from the sale of our common shares.

11.   There is no market for our common stock.   If
our common stock has no active trading market, you may not be able to sell your common shares at all.

We cannot assure you that a public market will ever
develop.   We will have to obtain market makers in
our stock.   This will be more difficult since we
are not engaging underwriters to sell the offering and support the common stock. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason except as required by law.

12. We may never meet the requirements to be quoted on NASDAQ. You may not be able to sell your common shares easily.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule
15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure
in connection with any trades involving a "penny
stock", including the delivery, prior to any penny
stock transaction, of a disclosure schedule
explaining the penny stock market and its
associated risks. Such requirements severely limit
the liquidity of the common stock in the secondary
market because few brokers or dealers are likely to
undertake such compliance activities. Generally,
the term penny stock refers to a stock with a
market price of less than $5.00 per share.   A
market in our stock may never develop due to these restrictions.

13. The selling shareholders may have liability because of their status as underwriters.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.

14. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our auditors have expressed reservations concerning our ability to continue as a going concern. We have not yet received any revenues from the sale of our licensed products and will continue to incur losses. You may lose your entire investment.

-------------------------------------------------
      Determination of Offering Price
-------------------------------------------------

Our directors arbitrarily determined the offering
price and the total offering amount without
considering any book or market value.   The
directors determined the amount of proceeds and pricing based on the amount of funds necessary to continue and expand our operations and the possible dilution to existing and new shareholders.

-----------------------------------------------
           Selling Security Holders
-----------------------------------------------

Pure Steel shall register pursuant to this prospectus 488,500 common shares currently outstanding for the account of the following individuals or entities and 400,000 common shares which may be issued upon exercise of currently outstanding warrants. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

                         Amount    Total Number   % Owned       Number of      % Owned
                          Being        Owned      Prior to    Shares Owned      After
  Name                  Registered   Currently    offering    After offering   offering
-------                 ----------  -----------  ----------  ---------------- -----------
Don Allio                 20,250      20,250          .35%             0           0%
Jim Cornett                2,400       2,400          .04%             0           0%
Correct Alliance, Inc.   117,000     117,000         2.02%             0           0%
Freel Performance, Inc.   30,000      30,000          .52%             0           0%
Bruce Garfunkel           20,000      20,000          .35%             0           0%
Glenford F. Griffen(1)     8,100       8,100          .14%             0           0%
Mary Hidalgo              50,000      50,000          .86%             0           0%
Brian Mazzacua            10,000      10,000          .17%             0           0%
Peter Mignion             80,750      80,750         1.05%             0           0%
Post Co., Inc.            75,000      75,000         1.40%             0           0%
David Schoelles           50,000      50,000          .86%             0           0%
Douglas Twineham          25,000      25,000          .43%             0           0%

(1) Glenford F. Griffen is an officer and director of Pure Steel.

Pure Steel shall register pursuant to this prospectus 400,000 common shares which may be issued upon exercise of currently outstanding warrants. The percentage owned prior to and after the offering reflects all of the then outstanding warrants. The amount and percentage owned after the offering assumes the sale of all of the common shares issued upon exercise of the warrants.

                     Amount of     Total Number of   % Owned       Number of     % Owned
                   Common Shares   Warrants Owned    Prior to    Warrants Owned    After
  Name            Being Registered   Currently       offering    After offering  offering
-------           ----------------  -------------   ----------  ---------------  --------
David Schoelles          100,000     100,000         21.05%           0           0%
Bruce Garfunkel          100,000     100,000         21.05%           0           0%
Gerald Dente             100,000     100,000         21.05%           0           0%
Tsasnhos Image
  Productions, LLC       100,000     100,000         21.05%           0           0%

----------------------------------------------
       Terms of the Offering
----------------------------------------------

Plan of Distribution.  Pure Steel is offering up to
2,000,000 common shares at the purchase price of
$1.00 per common share.  We are offering the common
shares on a direct participation basis by our
officers and directors, and possibly selected
broker-dealers.  Glenford Griffin, Oscar Coca and
Daniel Elzy, our officers and directors, will sell
the offering on our behalf.   They will be relying
on the safe harbor in Rule 3a4-1 of the Securities
Exchange Act of 1934 to sell Pure Steel's securities. None of these individuals are subject to a statutory disqualification, are not an associated person of a broker or dealer and meet all of the following conditions of Rule 3a4-
1(a)(4)(ii).

   -   they each primarily perform or intended
primarily to perform at the end of the offering, substantial duties for or on behalf of Pure Steel otherwise than in connection with transactions in securities; and

   -   they were not a broker or dealer, or an
associated person of a broker or dealer, within the preceding twelve months; and

   - They have not participated in selling an offering of securities for any issuer more than once in the last 12 months.

No sales commission will be paid for common shares sold by Pure Steel. Selected broker-dealers shall receive a sales commission of up to 10% for any common shares sold by them.

Pure Steel reserves the right to withdraw, cancel
or reject an offer in whole or in part.   The
common shares offered hereby will not be sold to insiders, control persons, or affiliates of our company.

We have made no plans, proposals, arrangements or
understandings with any potential sales agent with
respect to participating in the distribution of our
securities.   When, in the future, assuming such
participation develops, the registration statement will be amended to identify such persons.

Selling Security Offering.   We are not selling any
common shares on behalf of selling security holders and have no control or affect on the common shares being registered on behalf of these selling security holders.

Our common shares are not traded currently on the
over-the-counter market.   The selling security
holders may sell their common shares in one or more
transactions.   These may include "block"
transactions in the over-the-counter market, if one develops, in negotiated transactions or in a combination of such methods of sales.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both.

The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

We are not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of Pure Steel to their respective outstanding shareholders or partners.

We are not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

We will receive no portion of the proceeds from the
sale of the common shares by the selling security
holders and will bear all of the costs relating to
the registration of this offering (other than any
fees and expenses of counsel for the selling security
holders).   Any commissions, discounts or other fees
payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holders.

Offering Period.   Our offering will terminate on
June 30, 2003.

Subscription Procedure. The full amount of each subscription will be required to be paid with a check payable to Pure Steel in the amount of the subscription. Purchasers or soliciting broker/dealers should remit payment directly to Pure Steel before 12:00 noon, on the following business day, together with a list showing the names and addresses of the person subscribing for the offered common shares or copies of subscriber's confirmations.

No Escrow Account.   There is no minimum offering
amount and no escrow account. As a result, we will deposit any and all offering proceeds directly into our operating account.

We do not intend to use any means of distributing
or delivering the prospectus other than by hand or
the mails.   We do not intend to use any forms of
prospectus other than the printed prospectus.

-------------------------------------------------
          Source and Use of Proceeds
-------------------------------------------------

Assuming successful completion of the offering, we
shall receive net proceeds of $1,939,037 after
payment of offering expenses of $60,963.  A
commission amount would only be payable if a
broker-dealer is engaged.    There is no minimum
amount we will receive and we may receive none or a small amount of proceeds.

If we raise significantly less than the maximum
amount, we will be able to pay operational expenses
but will have less working capital to expand
operations.    We shall utilize the net proceeds
from the sale of our common shares as described below. We intend to use the proceeds over a six-month period.

                        $2,000,000      $1,500,000      $1,000,000      $500,000
                          Raised           Raised          Raised        Raised
                        ----------        ----------    ----------     ---------
Gross Proceeds          $2,000,000       1,500,000     $1,000,000       $500,000
 less offering expenses     60,963          60,963         60,963         60,963
                        ----------      ----------     ----------       --------
Net Proceeds            $1,939,037       1,439,037        939,037        489,037
                        ----------      ----------     ----------       --------
Clothing manufacturing      90,000          67,500         45,000         22,500
Tooling                    100,000          75,000         50,000         25,000
Labor                      100,000          75,000         50,000         25,000
Parts                    1,002,620         750,000        501,301        200,000
Working capital            646,417         471,537        292,736        166,537
                        ----------      ----------      ---------       --------
Net Proceeds used       $1,939,037      $1,439,037     $  839,037       $489,037
                        ==========      ==========     ==========       ========

In the event that the minimal amount is not received, we will have to scale back operations and may pursue other equity or debt offerings, not yet determined.

----------------------------------------------
               Dilution
----------------------------------------------

Dilution. Common shares outstanding will be a total of 7,788,500, 7,288,500, 6,788,500 or
6,288,500 if $2,000,000, $1,500,000, $1,000,000 or
$500,000 is raised. The net tangible book value as of December 31, 2001 is $(421,887) and the net tangible book value per share as of December 31, 2001 is $(0.07) based on 5,788,500 common shares outstanding.

The net tangible book value is the aggregate amount of our tangible assets, less our total liabilities.
The net tangible book value per share represents the total net tangible book value divided by the number of common shares outstanding.

The following table illustrates the per share dilution as of the date of this prospectus, which investors may experience if we reach the various levels listed below.

                                $2,000,000   $1,500,000   $1,000,000    $500,000
                                  Raised       Raised       Raised       Raised
                                ----------   ----------   ----------    --------
Offering price                     $1.00        $1.00        $1.00        $1.00
                                   -----        -----        -----        -----

Net tangible book value per
  share before offering            (0.07)       (0.07)       (0.07)       (0.07)
Increase per share
  attributable to investors         0.23         0.18         0.13         0.07
                                   -----        -----        -----        -----
Pro Forma net tangible
  book value per common
  share after offering              0.16         0.11         0.06         0.00
                                   -----        -----        -----        -----
Dilution to investors
  per common share                 $0.84        $0.89        $0.94        $1.00
                                   -----        -----        -----        -----
Dilution as a percent of
  the offering price
  Per common share                    84%          89%          94%         100%

Further Dilution.  We may issue additional
restricted common shares pursuant to private
business transactions.  We do not currently have
any plans, arrangements or commitments regarding
any private business transactions.   Any sales
under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares in this offering.


--------------------------------------------
             Pure Steel
--------------------------------------------

Pure Steel was originally formed on March 10, 1995
as an Arizona corporation.   Pure Steel filed
amended articles of incorporation on December 27, 1999 which increased the authorized common shares to 25,000,000 and created 300,000 authorized Class
A preferred shares.

Properties.   Our executive offices consist of
7,000 square feet and are located 4010 Grand
Avenue, Suite 16, Phoenix, Arizona 85019 - telephone - 602-841-2000. The lease is from January 1, 2001 to January 1, 2002 for the monthly lease amount of $3,498.

Employees.   Pure Steel currently has ten full time
employees and no part time employees.   Pure Steel
does not foresee a change in the number of employees in the next 12 months.

Business Activities.   We develop and market custom
motorcycles.   Pure Steel has designed new models
for specific market segments. Many of these designs are limited edition and with limited production runs.

Product License Agreement.   On May 31, 2000,
Pure Steel entered into a product license
agreement with General Media Communications,
Inc. for an exclusive license of the Penthouse
marks in the production manufacture and
distribution of 90 limited edition "Penthouse
Magazine 30th Anniversary Motorcycles"
manufactured by Pure Steel and accessory items
that include leather jackets, gloves, goggles,
helmets and bandanas.   As of March 31, 2001,
one motorcycle has been sold under this
production license agreement.

Pure Steel paid a $150,000 license fee in 2000.
General Media Communications will earn a royalty of 5 percent, to be paid by the Company, of the gross wholesale and/or retail selling price, based on an average projected sales price of at least $30,000 per motorcycle.

The term of the agreement commenced on May 31, 2000 and expires 26 months after commencement.

Advertising and Promotion Agreement.   On June 13,
2000, Pure Steel entered into an advertising and promotion agreement with AZPB Limited Partnership, a Delaware limited partnership, dba
Arizona Diamondbacks and AZPB REM Limited
Partnership, a Delaware limited partnership to promote and advertise our motorcycle manufacturing business at the ballpark and in connection with the Arizona Diamondbacks professional baseball team.

Pure Steel may use the Diamondbacks name and logo
for marketing and promotional uses, subject to
prior review of all materials and written approval
by the Arizona Diamondbacks.  Pure Steel will
receive one full page, four-color advertisement in
all issues of the Arizona Diamondbacks
Magazine/Program.   Pure Steel will receive
exposure in conjunction with the mascot of the Arizona Diamondbacks riding a Pure Steel motorcycle during the games.

During the 2001, 2002 and 2003 seasons, the motorcycle will be showcased at a minimum of 30 games during the regular season of play, as determined by the Arizona Diamondbacks.
Additionally, the motorcycle will be displayed on the main plaza of the ballpark at a minimum of 25 regular season games.

The term of the agreement commenced July 1, 2000
and terminates December 31, 2003.   Pure Steel paid
$7,500 in the 2000 season and shall pay an annual
fee of:
         2001 season      $15,000
         2002 season      $20,000
         2003 season      $25,000

Pure Steel will provide one customized Arizona
Diamondbacks Pure Steel motorcycle for each
baseball season covered by the agreement or a
total of four motorcycles.   As of March 31,
2001, the Company has expensed $21,192
representing the cost of the motorcycle
contributed for the 2000 baseball season.

Product and Service Description. Pure Steel entered the fiscal year 2001 with five models to market. Each model is produced to meet exact specifications, despite low volume. These models are described as follows:

Scimitar

This bike offers what management believes is sleek styling and comfortable, performance handling. The rear turn signals are hidden in the taillight assembly, leaving the fender struts clean. A 107"
S&S brand engine with Pure Steel's heads provide the horsepower. Dealer Cost: $30,350. Retail
Cost: $34,350.

Dagger

The Dagger is styled with a contoured rear fender, side mounted license plate and taillight. All fenders, tanks and dashes are made of high quality steel. Dealer Cost: $30,100. Retail Cost: $ 34,100.

Saber

The Saber is Pure Steel's cruiser. A low powerful stance and our power train are cornerstones for this bike. We use 18" diamond cut 40 or 80 spoke wheels, matched with Avon brand tires. Dealer
Cost: $30,350.  Retail Cost:  $34,350.

Classic Motorcycle

The Pure Steel Classic is the most popular model.
The Classic Motorcycle features tightly contoured fenders, trenched in taillights and floating brake rotors highlight a few of this motorcycle's design features. Additionally, this nostalgic machine features a 7" tri-bar headlight, fat handlebars and lace wheels. Dealer Cost: $32,950. Retail Cost:
$35,950.

Stiletto

The Stiletto uses a rigid frame. The struts are hidden in the fender and the frame made by Daytec is Pure Steel exclusive. Dealer Cost: $27,100.
Retail Cost: $30,100.

In conjunction with our marketing agreements with the Arizona Diamondbacks baseball team and General
Media, we introduced two more special edition models.

Penthouse Magazine Signature 30-Year Anniversary
Special

In conjunction with the General Media / Pure Steel advertising campaign, we designed the Series 2 representing the Eighties era model. This bike utilizes a stretched frame and 35-degree front forks. Only 30 of these will be made. Pure Steel has two more models developed for this campaign.
The Series 1 Representing the Seventies era is a nostalgic chopper and the Series 3 representing the Nineties era utilizes a one-piece tank, an inverted front end and a twin cam rubber mounted engine.
Penthouse magazine featured the Series 2 on its 30th anniversary cover dated September 2000.
Dealer Cost: $39,850.  Retail Cost: $46,300

The Arizona Diamondbacks Model

A special edition designed especially for the Arizona Diamondbacks baseball team. We have established an aggressive goal to sell 100 of these limited edition bikes.

General Product Specifications. Pure Steel offers a 48-month unlimited mileage warranty on all models. Prior to delivery, each bike is run through a break-in process, then road tested and followed up with a comprehensive inspection for durability and reliability for our customers.

The part content for our line of motorcycles is 99.5% American made. All of the Pure Steel motorcycles use frames that are powder coated to match custom paint manufactured by Daytec
Manufacturing, Inc. All transmissions feature close ratio gears with cases made by Delkron, Inc.

Pure Steel maintains insurance for product liability.

Manufacturing and Assembly. Pure Steel motorcycles are assembled by hand by technicians who take pride in the work and are experienced in the assembly process craft these machines. The production of Pure Steel motorcycles is primarily an assembly process made more efficient with the use of sub assemblers. The Phoenix area is home to a number of motorcycle assemblers. Pure Steel hires and trains mechanics who come from the industry and are experienced in such assembly.

Each model possesses a complete component list that is used as a checklist to acquire all the parts and components necessary to build a Pure Steel bike.

The process requires coordination with our sales and order book in order to purchase and acquire the proper parts and accessories. After the parts are received and inventoried, they are picked by parts personnel and placed in order in the pre-assembly area. Simultaneously, the engine and all of its components are assembled in the engine machine shop. Fenders, gas tanks and frames are sent out to be painted. The entire build process takes approximately one week. An additional two days are required for break in and quality control. If any problems arise, they are addressed with the technician.

Our manufacturing expenses consist of amounts paid to third parties for services such as engine polishing and component painting. A significant cost of our manufacturing expense consists of materials and components. The cost of manufacturing each of the bikes under our current capital structure is approximately $22,200. We intend to reduce this cost through volume discounts from our suppliers.

One of the primary components of our motorcycles is the 107" S&S brand engines. S&S Cycle, Inc. is an American OEM manufacturer of V-twin engines that has been in business for decades. We prepare the unassembled engines and then we send them to a third party where they are completely polished. In our engine and machine shop, the cylinders are finished by trained technicians to our rigid specifications.

During the second quarter of fiscal year 2002, a verbal agreement was entered into with Las Vegas
Harley-Davidson whereby LVHD would buy the parts necessary for Pure Steel to build ten custom motorcycles. Total cost of parts necessary to build these motorcycles are estimated to be approximately $20,000 to $22,000 per motorcycle.
Pure Steel is to repay LVHD at a rate of $22,000 per motorcycle as each motorcycle is built and sold. Repayments to LVHD began in June 2001.

Distribution.   We distribute our motorcycles
through a nationwide network of established unaffiliated dealers who offer other brands of motorcycles that do not directly compete with the high end customized motorcycle market. A majority of our dealers maintain a wait list and we have had an increase in backorders for our custom motorcycles.

Percentage of Sales

                             Year Ended    Year Ended     Nine Months   Nine Months
                               3-31-01       3-31-00       12-31-01      12-31-00
Hacienda Harley Davidson        23.5%         44.5%          49.2%         32.9%
Las Vegas Harley Davidson       24.3%          0.0%          11.7%         22.6%
Werner Cycles                    0.0%          0.0%          12.1%          0.0%
Easy Rider of Denver            10.2%          0.0%           0.0%         13.4%
Indy Custom Cycles               0.0%          0.0%           0.0%         10.7%
Cycle Connection                10.4%          0.0%           0.0%          0.0%

Sourcing.   We currently purchase several key
components including frames and engines from single
or limited sources.  We purchase each of these
components on a purchase order basis and have no
long-term contracts for these components.  Although
we believe there are alternate sources for each of
these components, we have elected not to sacrifice
on what we believe to be quality.    We buy only
what we have found to be the highest quality parts.
Pure Steel has relationships with nearly 30 vendors, supplying a diverse and extensive list of the necessary components used in building a Pure
Steel motorcycle.

S&S Cycles is our primary supplier for our engines.

Revenue recognition.   We recognize revenue when
the product is shipped, provided a purchase order or payment has been received.

Competition.   Competition in the custom motorcycle
market is intense.    We have five significant
competitors, Titan Motorcycles, Big Dog Cycles,
Borgett Custom Cycles, Ultra Motorcycles and
American Eagle Custom Cycles. Competition is based by the design, paint schemes, workmanship, price of the motorcycles, quality and availability.

Our motorcycles are one of the most expensive manufactured motorcycles on the market, however, in our six years of business, we have yet to supply the demand.

Market Segmentation.   We compete in the
heavyweight segment of the motorcycle market with
units that have an engine displacement of 751cc and
larger.   This heavyweight market segment can be
segregated into four basic categories:

   -   standard,
   -   performance,
   -   touring and
   -   custom bikes.

The marketing for our motorcycles is directed at buyers in the market for custom bikes who are looking for the high-end components not associated with mass production bikes, individuality and style. Based on our past sales, the most ardent
Harley-Davidson riders are the most likely Pure
Steel buyers.

Industry Analysis.   Motorcycles are recreation
vehicles and are categorized in the leisure and toy industry. This industry segment is comprised of a diverse amalgam of general industry participants.
   -   Motorcycle manufacturers,
   -   toy manufacturers,
   -   cruise lines,
   -   resorts and
   -   amusement parks

are all examples of participants in this diverse industry competing for consumer leisure and recreation dollars. Disposable income is a major driver of economic activity in this sector. As the economy weakens, spending in this industry may slow.

The industry is further broken down by recreation
vehicle companies including Fleetwood Enterprises,
a mobile home manufacturer and Artic Cat, a
manufacturer of snowmobiles and personal
watercraft.   Specifically, Motorcycle Industry
Magazine indicates that the motorcycle industry segment structure is made up of a number of low cost foreign manufacturers primarily sourced from Japan and European manufacturers from Italy and Germany. The Japanese bikes are priced much lower than our motorcycles and maintain a large model lineup ranging from small 50cc bikes all the way up to the 1500cc Honda Goldwing.

Participants in the motorcycle manufacturing industry include entrants from Japan. Honda, Suzuki, Kawasaki and Yamaha are the largest and offer lower cost machines. These companies also sell a variety of other recreation vehicles ranging from watercraft, mini-motorcycles, dirt bikes, 4-wheelers and a host of street bikes and combination on/off road bikes. Ducati, BMW and a number of smaller low volume European manufacturers also provide bikes to the US market.

Strategy and Implementation Summary.   Pure Steel
plans to use the proceeds of this offering to

   -   pay outstanding debt,
   -   manufacture clothing,
   -   tooling,
   -   parts and labor and
   -   working capital.

We are building our brand by targeting distribution through high-end Harley Davidson dealers. This is strategic for a number of reasons:

   First, we believe these dealers already possess a customer base of buyers with the financial ability to purchase our product due to the high cost nature of Harley Davidson motorcycles.

   Second, we are positioned as a move up product from a Harley Davidson motorcycle. Pure Steel is able to complete the bike line up on a dealer's showroom floor.

   Third, based on in-house surveys, we targeted dealers that are the most financially successful.
Therefore, we believe they are a lower credit risk.

   Distribution is rather simple. Based on our in-house surveys, we have more dealers interested in putting Pure Steel motorcycles on their showroom floor than we have bikes to fill them.

   -   Increase production to meet demand.

Increased production is directly related to our capital position. Our challenge is to satisfy the demand for Pure Steel motorcycles.

   -   Leverage our brand through an apparel line.

In conjunction with our contract to build the co-branded Penthouse magazine limited series motorcycles, General Media's Penthouse Magazine, in cooperation with Bob Guccione, have verbally agreed to co-brand Pure Steel apparel through apparel market makers and design representatives in the business.


The clothes would be placed in major department
stores around the country.   Additionally, sales
and distribution would be made available on the Penthouse website at Penthouse.com.

Seasonality.  Pure Steel, in general, has not
experienced significant seasonal fluctuations in
motorcycle production.   This has been primarily
the result of a strong demand for our motorcycles and related products, as well as the availability of floor plan financing arrangements for its North
American independent dealers which allows them to build their inventory levels.

-------------------------------------------------
Management's Discussion and Analysis of Financial
Condition and Results of Operations
-------------------------------------------------

Organization. Pure Steel was incorporated under
the laws of the State of Arizona in 1995. Our
principle business consists of the manufacture and
sale of custom motorcycles and motorcycle repair.
Pure Steel designs, develops and manufactures hand
crafted custom motorcycles for the high-end
premium motorcycle market.   We are located in
Phoenix, Arizona and sales are made to various
retailers located throughout the United States.
Sales and related cost of sales are reported upon
product shipment provided that a purchase order or
payment has been received.   Pure Steel does not
directly sell its motorcycles to the consumers.

Trends and Uncertainties

Demand for Pure Steel's products and services will be dependent on, among other things, general economic conditions that are cyclical in nature and subject to volatility not in Pure Steel's control. Inasmuch as a major portion of Pure
Steel's activities is the sale and marketing of custom motorcycles and related products, Pure
Steel's business operations may be adversely affected by its competitors and prolonged recessionary periods. At this time, the Company is experiencing a shortage of working capital to inventory the parts necessary for continuous production. Existing inventoried parts consist primarily of repair parts and miscellaneous components used in ongoing production. Many of Pure Steel's suppliers require upfront payments when part orders are placed. As orders are taken, deposits are required from the customers so that parts to complete an entire unit can be ordered from its suppliers. This shortage of working capital limits our ability to inventory finished
Pure Steel Motorcycles and our ability to be responsive to customer orders. Until sufficient working capital funding is obtained the Company intends to continue this mode of operation.

Our marketing strategy is tailored to attract a sophisticated high-end customer seeking a one of kind custom motorcycle. Over the past 18 months, the domestic economy has shown signs of a recession that may lower discretionary income and may result in lower future demand of high-end custom motorcycles and related products and services. The retail prices for our motorcycles are in excess of the retail prices of conventional motorcycles and other competitor brands of heavy weight motorcycles. When coupled with a recessionary economic trend this may deter sales and shift demand for our products and services to our competitors who may offer products that are more economically attractive.

Results of Operations

Nine Month Periods Ended December 31, 2001 and
2000

For the nine month period ended December 31, 2001, Pure Steel had sales of $546,173 as compared to $1,208,294 for the same period of the previous year. The decrease in sales is due to an overall lower volume of units sold. Pure Steel sold 16 units (including two units repossessed from a dealer who defaulted under a floor plan financing agreement) during the nine month period ended
December 31, 2001 compared to 39 units sold during the same period of the previous year. The decrease in units sold is due to a shortage of working capital needed to fund the purchase of parts and to fund manufacturing overhead.
Customer deposits are required to provide the funding necessary to manufacture a majority of existing orders. This arrangement delays the delivery to our customers as finished motorcycles and are not readily available for immediate delivery.

Cost of goods sold was $518,121 for the nine month period ended December 31, 2001, or a gross margin of 5.1%, as compared to cost of goods sold of $954,849 for the same period of the previous year, or a gross margin of 21.0%. The significant decrease in gross margin was due to a higher per unit allocation of overhead to cost of manufacturing due to a lower number of units manufactured. During the nine month period ended
December 31, 2001 there were 16 units manufactured compared to 39 units during the same period of the previous year. Certain cost of manufacturing are fixed thus as more units are manufactured these fixed costs on a per unit basis are reduced.

Selling, general and administrative expenses were $311,552 for the nine month period ended December
31, 2001 compared to $612,816 for the same period of the previous year. The decrease in SG&A was due a reduction in advertising expenses of approximately $118,000, lower consulting expenses of approximately $60,000 and lower travel and travel related expenses of approximately $26,000.
During the nine months ended December 31, 2000 the Company was increasing its marketing activities to create brand recognition and awareness which resulted in higher overall marketing costs to be incurred. As cash resources became limited during the nine months ended December 31, 2001 marketing activities were curtailed. The remaining net decrease in SG&A of approximately $96,000 during the nine month period ended December 31, 2001 compared to the same period of the previous year is attributable to a Company-wide focus on cost reduction.

Other Income (Expense) for the nine month period ended December 31, 2001 was a net expense of $21,802 compared to a net expense of $7,127 for the same period of the previous year. The significant increase in other expense was due to an increase in interest expense of $18,642 attributable to higher overall weighted average debt and interest rate for the nine month period ended December 31, 2001 compared to the same period of the previous year. Interest expense of $29,906 for the nine month period ended December
31, 2001 was offset by a gain of $6,179 resulting from the disposal of equipment. There was no such gain recorded during the same period of the previous year.

The Years Ended March 31, 2001 and 2000

During the year ended March 31, 2001, Pure Steel had sales of $1,575,887 as compared to $1,658,002 for the same period of the previous year. The decrease in sales is due to a reduction in the volume of units sold of which 48 units were sold during the year ended March 31, 2001 compared to 57 units sold during the same period of the previous year. The decease in units sold is due to a shortage of working capital needed to fund the purchase of parts and fund manufacturing overhead.

Cost of Goods Sold was $1,220,035 for the year ended March 31, 2001, or a gross margin of 22.6%
as compared to cost of goods sold of $1,196,091 for the same period of the previous year, or a gross margin of 27.9%. The decrease in gross margin was due to a slightly higher per unit allocation of overhead to cost of manufacturing due to a lower number of units manufactured.
During the year ended March 31, 2001 there were 48 units manufactured compared to 57 units during the same period of the previous year. Certain cost of manufacturing are fixed thus as more units are manufactured these fixed costs on a per unit basis are reduced.

SG&A was $770,087 for the year ended March 31, 2001 compared to $572,963 for the same period of the previous year. The $103,000 increase in SG&A for the year ended March 31, 2001 was due to a significant increase in advertising expense of approximately $121,000, an increase in consulting expense of $60,000, an increase in amortization of licensing fees of approximately $66,000 and higher costs associated with insurance, printing and travel which increased by $103,000, offset by a decrease of payroll expenses of approximately
$123,000. The decrease in payroll expenses for the year ended March 31, 2001 compared to the year ended March 31, 2000 results from Pure Steel having issued 125,000 shares of common stock for compensation valued at $125,000 during the year ended March 31, 2000 which did not recur during the year ended March 31, 2001. During the year ended March 31, 2000 Pure Steel had bad debt expense of approximately $30,000 relating to one unit sold to a single customer with no bad debt expense recorded during the year ended March 31, 2001.

Other Income (Expense) for the year ended March
31, 2001 was a net expense of $22,990 compared to a net expense of $8,669 for the same period of the previous year. The increase was due to an increase in interest expense of $19,837 attributable to higher overall weighted average debt for the year ended March 31, 2001 compared to the same period of the previous year. Interest expense for the year ended March 31, 2001 was offset by $5,516 of interest income earned on overnight invested funds on a $75,000 certificate of deposit. There was no such interest income earned during the year ended March 31, 2000.

Liquidity and Capital Resources

As of December 31, 2001 Pure Steel had negative working capital of $(609,383) compared to negative working capital of $(389,760) at March 31, 2001.
The decrease in working capital is due to additional funding obtained to maintain operations and cover general corporate overhead.


Cash flows from operations for the nine month period ended December 31, 2001 was $44,534 compared to cash flows from operations of $111,114 for the same period of the previous year. This decrease in cash flows from operations was due to a decrease in overall net working capital assets and liabilities of $272,164 offset by a lower net loss for the nine month period ended December 31, 2001 compared to the same period of the previous year.

The decrease in net working capital assets and liabilities for the nine month period ended
December 31, 2001 compared to the same period of the previous year is due to a significant increase in inventory of $103,201, approximately $34,000 of which is attributable to a motorcycle that was repossessed as a result of a dealer defaulting on its floor plan financing agreement, offset by a decrease in accounts receivable of $60,617 due to lower sales volume. Due to a lack of cash resources, Pure Steel relied on advances from a customer and on vendors to supply parts to fill back orders resulting in an increase in accounts payable and accrued liabilities of $108,570.

Customer deposits during the nine month period ended December 31, 2001 increased by $200,662 compared to $132,600 for the same period of the previous year due to a higher volume of sales orders in process for which customer deposits were required.

Cash flow provided by investing activities for the nine month period ended December 31, 2001 was $31,120 as a result of proceeds generated from the disposal of equipment compared to cash flow used by investing activities of $124,536 for the nine month period ended December 31, 2000.

The majority of the cash used in investing activities during the nine month period ended
December 31, 2000 was due to $100,000 of expenditures required under the product licensing agreement with Penthouse. The remaining $24,536 of cash flow used in investing activities for the nine month period ended December 31, 2000 was due to the purchase of certain operating equipment.

Cash flow used in financing activities for the nine month period ended December 31, 2001 was $(75,654) compared to cash flow used in financing activities of $(8,383) for the nine month period ended December 31, 2000. The increase in cash flows used in financing activities during the nine month period ended December 31, 2001 was due to Pure Steel receiving proceeds from borrowings from its stockholders of $45,622 and proceeds from borrowings from a related party of $185,000.

Total borrowings were offset by Pure Steel repaying $299,012 previously borrowed of which $81,734 was repaid to its stockholders, $45,125 was repaid under its note payable-line of credit, $81,879 was repaid under long-term debt, $8,674 was repaid on a loan owed to a related party and $81,600 was repaid to a financial institution as a result of a dealer defaulting on its floor plan obligation.

Cash flows from operations for the year ended
March 31, 2001 was $111,876 compared to cash flows from operations of $34,885 for the previous year.
This increase in cash flows from operations is due primarily to a significant decrease in accounts receivable of $106,700 resulting from lower sales and improved collections. Cash flows from operations was further increased by a reduction of inventory of $177,166 due to lower levels of available cash to purchase inventory. As sales occurred, parts were not replaced unless sales orders accompanied by a deposit from the customer were made.

Customer deposits contributed $27,000 to cash flows from operations during the year ended March
31, 2001 compared to a use of cash of $40,000 during the same period a year ago. Lower levels of available funds increased accounts payable by $106,560 which was necessary to sustain ongoing operations. These increases in cash flows from operations were offset by a higher net loss which increased to $(437,225) compared to a net loss of $(119,721) for the previous year.

Cash flow used by investing activities for the year ended March 31, 2001 was $157,248 compared to cash flow used by investing activities of $145,798 for the previous year. Purchases of property and equipment for the year ended March 31, 2001 was $57,248 compared to $20,798 for the previous year.
The increase in the purchase of property and equipment was due to the purchase of a customized trailer and awning during the year ended March 31, 2001 for approximately $56,000 compared to the purchase of truck accessories and certain special purpose equipment for approximately $21,000 during the year ended March 31, 2000.

During the year ended March 31, 2000 Pure Steel was required to purchase a $75,000 certificate of deposit as security for a $75,000 letter of credit required by the floor plan financing agreement entered into with a financial institution. During the year ended March 31, 2000, Pure Steel entered into a $150,000 product licensing agreement of which $100,000 was expended during the year ended
March 31, 2001 and $50,000 was expended during the year ended March 31, 2000.

Cash flow provided by financing activities for the year ended March 31, 2001 was $23,567 compared to cash flow provided by financing activities of $132,107 for the previous year. The majority of the decrease in cash flow provided by financing activities is attributable to cash proceeds generated from the sale of Preferred Stock of $100,000 and a capital contribution by a stockholder of $52,101 during the year ended March
31, 2000 compared to cash proceeds generated from the sale of Preferred Stock of $25,000 during the year ended March 31, 2001.

During the year ended March 31, 2001, Pure Steel received $208,709 of proceeds from borrowings under various available sources of debt which were used entirely to fund the operations of Pure
Steel. Pure Steel received proceeds from borrowings of $67,067 from its two founding stockholders, $7,875 under its note payable line - of credit, and $133,767 from long-term debt.
During the year ended March 31, 2001 Pure Steel repaid $224,347 of amounts previously borrowed, including $123,978 to its founding stockholders, $7,314 under its note payable line of credit and $93,055 under its long-term debt.

During the year ended March 31, 2000, Pure Steel borrowed $50,000 under its note payable-line of credit which was used to fund the ongoing operations of Pure Steel and repaid $69,994 of amounts previously borrowed, including $41,206 to the founding stockholders of Pure Steel, $5,436 under its note payable-line of credit and $23,352 under its long-term debt.

Available Capital Resources

Historically working capital requirements have been funded by cash flows from operations, private placements of preferred stock, issuance of common stock for goods and services, floor plan financing for its dealers, borrowings from its major shareholders, borrowings and advances from related parties and customers. There is no assurance that working capital will continue to be made available from these sources or under similar terms in amounts adequate to ensure that Pure Steel will be able to continue its operations.

In the event Pure Steel is unable to secure such additional funding and/or under reasonable terms, management would attempt to downsize the business so as to enable Pure Steel to survive and grow at a slower pace. If not successful Pure Steel may be required to discontinue its operations.

Until such time as Pure Steel has successfully secured additional funding arrangements, and is cash flow positive from operations, it remains at significant risk from its lack of capitalization.
It is highly likely that our stockholders will incur additional dilution as a result of future fundings involving issuance of common stock, common stock warrants and class A preferred stock.

Note Payable - Line of Credit

Pure Steel had a $50,000 line of credit
established at Bank of America, N.A. with interest payable monthly at the prime rate plus 2% (10.5% and 10.75% as of March 31, 2001 and 2000, respectively) with no maturity date. The maximum amount borrowed on the line of credit in both years was $50,000 and the minimum amount borrowed was $42,125 and $44,564 for the years ended
March 31, 2001 and 2000, respectively. The line of credit was secured by the personal guarantees of the founding stockholders of Pure Steel. During the nine month period ended December 31, 2001 this line of credit was fully repaid from proceeds received from an advance from a related party.
Subsequently, management of Pure Steel elected to cancel this line of credit.

Floor Plan Financing

Pure Steel guarantees the collection of
receivables owed by certain of its dealers to a financial institution for sales made under a floor plan financing agreement. Pure Steel has three active dealers that use the floor plan as of December 31, 2001. As of December 31, 2001, Pure
Steel has guaranteed $194,220 of receivables which have been previously recorded as sales. This floor plan financing arrangement has been made available to certain qualified dealers. Proceeds generated from the sales of Pure Steel motorcycles by the participating dealers are paid directly to the financial institution equal to the cost of the motorcycles purchased from Pure Steel plus any interest that may have accrued.

There is no limit to the amount of financial availability provided for under the floor plan financing agreement. As of March 31, 2001 and 2000, the amount of accounts receivable guaranteed by Pure Steel was $292,370 and $290,330, respectively. As a condition of the floor plan financing agreement, Pure Steel was required to provide a $75,000 irrevocable letter of credit
("LOC"). The bank providing the LOC required that it be secured by a $75,000 certificate of deposit.
In the event of default by a dealer, the financial institution has the option of repossessing the motorcycles sold to the dealers subject to the floor plan or may require repayment from Pure
Steel of the outstanding amount in full.
Accordingly, should the latter occur, Pure Steel would repossess from the dealer the motorcycles that had been funded under the floor plan and be obligated to repay to the financial institution any amounts owed. Any motorcycles repossessed would be resold by Pure Steel in the ordinary course of doing business.

In June 2001, Pure Steel received notice from the financial institution that a dealer had defaulted on its floor plan financing agreement
(see Note 2).  This dealer contributed
approximately 10.2% and 5.9% of Pure Steel's total sales during the year ended March 31, 2001, and 2000, respectively. This dealer had no sales during the nine month period ended
December 31, 2001 but accounted for 13.4% of sales for the nine month period ended December
31, 2000. The financial institution requested immediate reimbursements of $130,000 from Pure
Steel for the four motorcycles, which had been covered by the floor plan. Pure Steel took possession of the four motorcycles, and as of December 31, 2001, two have been resold.
Revenues of $62,400 were recorded from these sales and the amount collected was reimbursed to the finance company to reduce the total amount owed.

In addition, Pure Steel repaid approximately
$19,200 from cash flows from operations and delivered one of the repossessed motorcycles valued at approximately $30,300 to the financial institution which they are currently trying to resell. The financial institution also took possession of the $75,000 certificate of deposit which will be released to Pure Steel when the remaining motorcycles secured by the floor plan have been sold. Pure Steel does not believe that the three remaining dealers covered by a floor plan will default on their obligations to the financial institution. At December 31, 2001, there remains $18,100 due to the financial institution as a result of the default by the this dealer which is recorded as a current liability.

On January 2, 2002 the financial institution terminated its floor plan financing agreement thus providing no future financing to Pure
Steel's dealers or advances to Pure Steel.
Existing advances provided under the floor plan will not be affected by this termination and will allow for repayment terms under the original agreement as if it remained in effect.
Total sales covered by a floor plan for the years ended March 31, 2001 and 2000 were $384,540 and $161,560, respectively. Total sales covered by a floor plan for the nine month periods ended December 31, 2001 and 2000 were $65,700 and $384,540, respectively. Despite the lack of this source of financing available to our dealers at this time, sales to these dealers will continue in the future. The Company is currently evaluating other floor plan financing alternatives that can be made available to its dealers.

As of February 28, 2002, there remains $127,420 of accounts receivable guaranteed by Pure Steel under the floor plan and the default amount due under the floor plan to the financial institution has been repaid in full.

Stockholder Advances

In order to satisfy the working capital needs of Pure Steel, the founding stockholders, who are also officers and management of Pure Steel, have made periodic advances to Pure Steel. These advances are on an as needed basis and are random in amount and timing. No physical note agreements exist and repayment terms are unspecified.
Accordingly, loans from stockholders have been recorded as a current liability. As of March 31, 2001 and 2000 the total amounts owed to these stockholders were $217,195 and $274,106, respectively. At December 31, 2001 the total amount owed to these stockholders was $181,083.
Although these founding shareholders have elected to make advances to Pure Steel in order to fund a majority of its working capital requirements, the shareholders are not legally obligated to fund the working capital needs of Pure Steel.

Related Party Advances

During the nine month period ended December 31, 2001, Pure Steel received an advance totaling
$185,000 from a related party with unspecified repayment terms. Accordingly, this related party advance has been recorded as a current liability.
The advance is unsecured and is being repaid by Pure Steel in monthly installments of $1,735. As of December 31, 2001, there is $176,326 outstanding.

Dealer Advances

Subsequent to March 31, 2001, Pure Steel entered into an agreement with a customer to provide advances, not to exceed $200,000, to fund the production of ten motorcycles. These funds are restricted to the purchase of parts only.
Advances are to be repaid at a rate of $22,000 per motorcycle as the units are sold. These motorcycles are not intended to be purchased by this customer but are to be made available to the general public through Pure Steel's several distributors. As of December 31, 2001, $65,417 is owed to this customer which is included as a current liability within accounts payable and accrued liabilities. Although this customer has elected to make available these funds to provide
Pure Steel with working capital, this customer is not obligated to fund the working capital needs of Pure Steel.

Exercise of Warrants

As of December 31, 2001, Pure Steel has
outstanding 475,000 warrants to acquire an equal number of shares of common stock of Pure Steel having an exercise price of $1.50 to $2.50 per warrant. These warrants expire three years from any registration of Pure Steel's common stock with the Securities and Exchange Commission. The exercise of all warrants would result in total additional proceeds to Pure Steel, before expenses, of $1,087,500. There is no assurance that these warrants will be exercised in the future or that they will be exercised at the prices currently established.

Plan of Operation

Management possesses the experience to expand marketing and distribution of its products and it is anticipated that marketing and sales expenditures in the future will increase as Pure
Steel grows and expands its domestic market demographics.

Capital expenditures in the near term are not expected to be significant as Pure Steel appears to have sufficient production and delivery capacity to accommodate projected production volumes.

Pure Steel is focused on maintaining a low cost operating environment while increasing operating revenues. It is expected that as production increases, SG&A will also increase in absolute dollars while decreasing as a percentage of revenue as Pure Steel takes advantage of economies of scale.

Dependence on a Few Large Customers

A majority of Pure Steel's sales are concentrated with a few large customers. During the year ended
March 31, 2001, Pure Steel had sales as a percentage of total revenues to four customers of 24.3%, 23.5%, 10.4% and 10.2%, respectively.
During the year ended March 31, 2000, Pure Steel had sales as a percentage of total revenues to two customers of 14.4% and 44.5%, respectively. At
December 31, 2001, Pure Steel had sales as a percentage of total revenue to three customers of 49.2%, 12.1% and 11.7%, respectively. At

March 31, 2001 one customer owed Pure Steel
$68,017 representing 96% of accounts receivable at that date. A loss of one or all of these large customers or a reduction of the volumes purchased by these customers could have a materially adverse effect on the future operations of Pure Steel.
There is no assurance that sales to other customers could be made in volumes comparable to those volumes sustained by one or both of these customers in a time period sufficient to prevent a curtailment of operations.

Going Concern

Pure Steel's auditors issued a going concern opinion in connection with the audit of Pure
Steel's financial statements as of March 31, 2001 due to substantial doubt that Pure Steel can continue as a going concern unless Pure Steel obtains additional working capital to fund its ongoing operations. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of Pure Steel as a going concern.
However, for the year ended March 31, 2001, Pure
Steel had a net loss of $437,225, negative working capital of $389,760, stockholders' deficit of $87,734, and has experienced a shortage of working capital which has greatly affected operations.

In view of this, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of Pure Steel, which in turn is dependent upon the success of Pure Steel's future operations. Management is attempting to obtain new capital funding which will strengthen its balance sheet and is revising its operating requirements which will result in increased operating cash flows. At this time, the two founding shareholders have forgone compensation and overhead expenses have been reduced to minimize cash uses. Customer deposits are most often required at the time an order is taken. These deposits are used to supply parts as needed and fund minimal overhead expenses.
Management believes that these actions presently being taken will provide the opportunity for Pure
Steel to continue as a going concern.

Historically, working capital needs have been funded by cash flows from operations, private placements of preferred stock, issuance of common stock for goods and services, floor plan financing and borrowings from major shareholders of Pure Steel and, from time to time, by advances from related parties and customers.
There is no assurance that working capital will continue to be made available from these sources or under similar terms in amounts sufficient enough to ensure that Pure Steel will be able to continue its operations. Should Pure Steel not be able to find new capital funding and/or under reasonable terms, management would attempt to downsize the business so as to enable the Company to survive and grow at a slower pace or may be required to discontinue its operations.

New Accounting Standards

In July 2001, the Financial Accounting Standards
Board issued SFAS 141, "Business Combinations", and SFAS 142, "Goodwill and Other Intangible
Assets." SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated or completed after June 30, 2001. SFAS 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS
142.  SFAS 142 also requires that intangible
assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS 121, "Accounting for the Impairment of Long-Lived
Assets and for long-Lived Assets to be Disposed
Of".

The provisions of SFAS 141 are effective immediately. The provisions of SFAS 142 are effective for fiscal years beginning after December 15, 2001. Earlier adoption is permitted for entities with fiscal years beginning after March 15, 2001 but not required.

SFAS 141 will require that upon adoption of SFAS
142, Pure Steel evaluate its existing intangible assets and make any necessary reclassifications in order to conform with the new criteria in SFAS
141. Upon adoption of SFAS 142, Pure Steel plans to reassess the useful lives and residual values of all recorded intangible assets, and make any necessary amortization period adjustments by April

1, 2002. In addition, to the extent an intangible asset is identified as having an indefinite useful life, Pure Steel will be required to test the intangible asset for impairment in accordance with the provisions of SFAS 142 by June 30, 2002. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle. Upon adoption of SFAS 141 and SFAS 142, Pure Steel does not anticipate a material impact on its financial statements.

Forward Looking Statements

Except for historical information contained
herein, certain other matters discussed herein are
forward-looking statements made pursuant to the
safe harbor provisions of the Private Securities
Litigation Reform Act of 1995.  All statements,
other than statements of historical facts, that
address future activities, events or developments,
including such things as future revenues, product
development, market acceptance, responses from
competitors, capital expenditures (including the
amount and nature thereof), business strategy and
measures to implement strategy, competitive
strengths, goals, expansion and growth of Pure
Steel's business and operations, plans, references
to future success and other such matters, are
forward-looking statements.   The words
"anticipates," "believes," "estimates," "expects,"
"plans," "intends," "should," "seek," "will," and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These statements are based on certain historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties that may cause actual results to differ materially, our success or failure to implement our business strategy, our ability to successfully market our products, changes in consumer demand, changes in general economic conditions, the opportunities (or lack thereof) that may be presented to and pursued by us, changes in laws or regulations, changes in technology, many of which are beyond our control.
Consequently, all of the forward-looking statements made in this Report are qualified by these cautionary statements and there can be no assurance that the actual results we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

-----------------------------------------------
                  Management
-----------------------------------------------

Officers and Directors. Pursuant to our articles of incorporation, each director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. Pure
Steel's basic philosophy requires the inclusion of directors who will be representative of management, employees and the minority shareholders of Pure
Steel.  Directors may only be removed for cause.
The term of office of each officer of Pure Steel is at the pleasure of Pure Steel's board.

The principal executive officers and directors of Pure Steel are as follows:

      Name                                          Position
    -------                                         --------
Glenford F. Griffin, age 63                  Chief Executive Officer
                                                     Director
                                              Secretary/Treasurer

Oscar Coca, age 41                                 President
                                                   /Director

Daniel Elzy, age 41                              Vice President
                                                    /Director

Mary A. Hidalgo, age 31                        Corporate Secretary

All of the above officers and directors began their term at inception.

Glenford F. Griffin.   Mr. Griffin has been a
partner of Interim Management Services since 1976, a 1099 contract management firm that provide longer
1099 contract executive management for startup ventures, project management, reorganizations, strategic planning, transitions and turnarounds.
We do not pay a fee to Interim Management Service in return for Mr. Griffin's services as CEO of Pure

Steel.   As a partner of Interim Management
Service, Mr. Griffin has served as president and CEO of corporations with start-up, turnaround or growth opportunities including, Inland Northwest
Biotechnology Alliance; Inland Northwest Technology
Council; Darius Technology, Inc., an international manufacturer of high performance computers; AirTN, Inc., an international electronic financial transaction and document delivery network; Retail
Automation, Inc., a developer of integrated data capture systems; Consolidated Electronics, Inc., an engineering research and development firm of microprocessor monitoring devices for the semiconductor, electric utility and marine industries and 3iInc., an international Internet middleware developer for fax, voice, data and video over IP and worldwide wireless banking financial transaction processing.

Mr. Griffin obtained a bachelor of arts degree in
business administration with minors in human
behavior and graphic arts from the United States
Armed Forces Institute in 1960 by extension while
service on active duty in the U.S. Navy from the
University of Oregon.   In 1970, Mr. Griffin
completed a twelve month program for management development conducted by the Harvard Graduate
School of business administration.

Oscar Coca.   Mr. Coca has been president of Pure
Steel since 1995.   Mr. Coca attend Pima College
from 1980-1981 and Triton College from 1979-1980 attending classes in engineering at each college.
From 1990 to 1993, Mr. Coca was president of general construction for Z Restoration, a corporation that refurbished houses. From 1993 to present, Mr. Coca has been president of Z
Restoration.

Daniel Elzy.   Mr. Elzy has been vice president of
Pure Steel since 1995.   From 1990-1993, Mr. Elzy
ran the Acid Department at Phillips Dodge in
Tucson, Arizona.   From 1989 to 1993, Mr. Elzy was
a professional musician.   Mr. Elzy graduated from
Mechanics Motorcycle Institute in 1995.

Mary A. Hidalgo.  Ms. Hidalgo has been corporate
secretary since 1995.  From 1993 to 1998, Ms.
Hidalgo worked at Standard Printing Company where
she shot customer artwork, cut and positioned print
and logos.   In 1999, Ms. Hidalgo attended Mesa
Community College and took accounting and bookkeeping classes.

EXECUTIVE COMPENSATION

                                       Annual Compensation
Name and                             --------------------------     Long-term
Principal Position           Year   Salary(1)  Bonus    Awards    Compensation   Other
------------------           ----   ------     -----    ------    ------------   -----
Glenford Griffin             2000   $   --       --        --          --          --
Secretary and CEO            1999   $   --       --        --          --          --
                             1998   $   --       --        --          --          --

Oscar Coca                   2000   $ 4,972      --       --                       --
President                    1999   $            --       --                       --
                             1998   $   --       --       --           --          --
Mary Hidalgo
Corporate Secretary          2000   $14,400      --       --           --          --
                             1999   $   --       --       --           --          --
                             1998   $   --       --       --           --          --
Daniel Elzy
Vice President               2000   $   --       --       --           --          --
                             1999   $   --       --       --           --          --
                             1998   $   --       --       --           --          --

Board of Directors Compensation.  Members of the
board of directors will receive a yet to be
determined compensation amount per meeting if these
directors are not separately compensated by Pure
Steel.   Each board member will be required to
attend a minimum of four board meetings per fiscal year. All expenses for meeting attendance or out of pocket expenses connected directly with their board representation will be reimbursed by Pure
Steel.

Director and officer liability insurance may be
provided to all members of the board of directors.
Pure Steel has not yet obtained such insurance.
Pure Steel does not have a specific time frame to
obtain this insurance.   No differentiation is made
in the compensation of "outside directors" and those officers of Pure Steel serving in that capacity.

Conflicts of Interest Policy. Pure Steel has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of Pure
Steel's board of directors.

The bylaws of Pure Steel provide that no such transactions by Pure Steel shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of the board of directors of Pure Steel or a committee thereof that approves such transactions, or solely because their votes are counted for such purpose if:

-      the fact of such common directorship or
financial interest is disclosed or known by the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of these interested directors; or

-     the fact of the common directorship or
financial interest is disclosed to or known by the shareholders entitled to vote and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the common shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders), or

-     the contract or transaction is fair and
reasonable to Pure Steel at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors of Pure Steel or a committee thereof that approves such transactions.

------------------------------------------------
Certain Transactions
------------------------------------------------

Advances from stockholders.  In order to satisfy
the working capital needs of Pure Steel, Oscar
Coca and Daniel Elzy have made periodic advances
to Pure Steel.  These advances are on an as
needed basis and are random in amount and
timing.  No physical note agreements exist and
repayment terms are unspecified.     During the
year ended March 31, 2001, Pure Steel received
proceeds of $67,067 of which $66,741 was
received from Oscar Coca and $326 was received
from Daniel Elzy.    During the year ended March
31, 2001, Pure Steel repaid prior borrowings of
$123,968 of which $120,968 was to Oscar Coca and
$3,010 was to Daniel Elzy.    During the year
ended March 31, 2000, Pure Steel repaid prior
borrowings of $41, 206 to Oscar Coca.    As of

March 31, 2001 and 2000, $217,195 ($191,195 to
Oscar Coca and $26,000 to Daniel Elzy) and
$274,106 ($245,422 to Oscar Coca and $28,689 to
Daniel Elzy), respectively, was owed to the two
founding stockholders.    During the nine month
period ended December 31, 2001 Pure Steel received proceeds of $45,622 from Oscar Coca and repaid prior borrowings of $81,734 to Oscar
Coca.  At December 31, 2001, $181,083 ($155,083
to Oscar Coca and $26,000 to Daniel Elzy) was owed to the two founding stockholders.

During the nine month period ended December 31, 2001, Pure Steel received an advance totaling
$185,000 from the mother of Oscar Coca with unspecified repayment terms. The advance is unsecured and is being repaid by Pure Steel in monthly installments of $1,735. At December 31,
2001, $176,326 was outstanding and is recorded as a current liability due there being no specified repayment terms.


------------------------------------------------
 Changes In and Disagreements with Accountants
   on Accounting and Financial Disclosures
------------------------------------------------

On May 1, 2001, Pure Steel dismissed its independent accountants, Sapp & Sapp, P.C. The board of directors of Pure Steel recommended that Pure Steel would be better served by a different firm of independent auditors. On July 3, 2001, Pure Steel engaged Pannell Kerr Forster of Texas,
P.C. to replace Sapp & Sapp, P.C. as its independent accountants to audit the financial statements of Pure Steel as of and for the years ended March 31, 2001 and 2000.

The auditor's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion. It also was not modified as to uncertainty, audit scope, or accounting principles.

During Pure Steel's last two fiscal years to the date hereof, there were no disagreements between Pure Steel and Sapp & Sapp, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sapp & Sapp, P.C. would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

During the last two fiscal years Pure Steel did not consult PKF regarding any of the matters or events set forth in Item 304 (a) (2) (i) or (ii) of
Regulation S-B.

------------------------------------------------
            Principal Shareholders
------------------------------------------------

There are currently 5,788,500 common shares
outstanding.   After the offering, a total of
8,188,500 common shares will be outstanding assuming the exercise of the warrants. The following tabulates holdings of shares of Pure
Steel by each person who, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Pure Steel individually and as a group.

                 Shareholdings at Date of
                      This Prospectus

                                                                            Percentage of
                                                                             Outstanding
                                                                              Shares as
                                                                               Adjusted
                                                                             to Reflect
                                              Percentage      Shares         Conclusion
                        Number                 Prior to     Owned After        of the
Name and Address     of Shares(1)              Offering       Offering(2)     Offering
-----------------    ------------              ---------    -------------    ---------
Glenford F. Griffin
1022 W. 30th Avenue
Spokane, WA 99203       8,100                  .14%                  0             0%

Daniel Elzy
4010 Grand Avenue
Suite 16
Phoenix, AZ 85019    2,650,000               45.78%         2,650,000          32.36%

Oscar Coca
4010 Grand Avenue
Suite 16
Phoenix, AZ 85019    2,650,000               45.78%         2,650,000          32.36%




Mary Hidalgo
4656 S. Parkside Dr.
Tempe, Arizona 85282    50,000                 .86%                 0              0%

Officers and
  Directors          5,358,100               92.56%         5,300,000          64.72%
   As a Group (4 persons)

Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, beneficial ownership of a security consists of sole or shared voting power, including the power to vote or direct the voting, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.

Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned except if applicable community property laws apply.


------------------------------------------------
      Shares Eligible for Future Sale
------------------------------------------------

Pure Steel currently has 5,788,500 shares of common stock outstanding. Of these, 5,300,000 common shares will be restricted securities after the offering and may be sold in compliance with Rule
144 adopted under the Securities Act of 1933. Other securities may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of Pure
Steel's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

The amount of restricted securities that a person
who is not an affiliate of Pure Steel may sell is
not so limited.   Non-affiliates may each sell
without limitation shares held for two years. Pure
Steel will make application for the listing of our
shares in the over-the-counter market.  Sales under
Rule 144 may, in the future, depress the price of
Pure Steel's shares in the over-the-counter market,
should a market develop.   Prior to this offering
we have not had a market for our common shares. The
effect, if any, of a public trading market or the
availability of shares for sale at prevailing
market prices cannot be predicted.   Nevertheless,
sales of substantial amounts of shares in the public market could adversely effect prevailing market prices.


-----------------------------------------------
       Market for Common Shares and
       Related Stockholder Matters
----------------------------------------------

Prior to this offering, we have had no market for
our common stock.   Subsequent to successful
completion of this offering, we will apply to have our common stock quoted on the OTC Bulletin Board.
If Pure Steel is not accepted on the OTC Bulletin
Board, Pure Steel will apply to have our common shares traded on the pink sheets.

Dividends.   Holders of Pure Steel's common stock
are entitled to receive such dividends as may be declared by our board of directors.

Broker-Dealer Sales of Pure Steel Securities.  If
the trading price of our common stock is less than
$5.00 per share, trading in the common stock would
also be subject to the requirements of the penny
stock rules pursuant to Rule 15g-9 under the
Exchange Act.   Rule 15g-2 imposes additional sales
practice requirements on broker-dealers who sell
such securities to persons other than established
customers and accredited investors.   Accredited
investors are generally institutions with assets in excess of $5,000,000 or individuals:

        -  with net worth in excess of $2,000,000
           or
        -  annual income exceeding $200,000 or
        -  $300,000 jointly with their spouse

For transactions covered by Rule 15g-2, the broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale.

In order to approve a person's account for transactions in designated securities, the broker or dealer must

   - obtain information concerning the person's financial situation, investment experience and investment objectives;

   -   reasonably determine, based on the
information required by the first paragraph that transactions in designated securities are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in designated securities; and

   - deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by the second paragraph in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security the provisions of the second paragraph of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

A designated security means any equity security other than a security

   - registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1

   - authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system;

   - that has a price of five dollars or more or

   -   whose issuer has net tangible assets in
excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person.

Consequently, the rule may affect the ability of broker-dealers to sell Pure Steel's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

Pure Steel's securities will likely trade below
$5.00 and the penny stock rules of Rule 15g-2 discussed above will apply.

As of the date of the prospectus, there are 15 shareholders.


----------------------------------------------
        Description of Securities
----------------------------------------------

Our articles of incorporation authorize the
issuance of up to 25,000,000 common shares, no par
value and 300,000 Class A preferred shares, no par
value.  Currently, Pure Steel has 5,788,000 common
shares outstanding and no preferred shares
outstanding.   During the year ended March 31,
2001, holders of 37,500 Class A preferred shares
executed their right to convert their shares, 1 for
8, to common shares of Pure Steel.   Accordingly,
300,000 common shares were issued in exchange for all outstanding Class A preferred shares.

Common Stock. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the articles of incorporation. The holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Pure Steel, holders are entitled to receive, ratably, the net assets of Pure Steel available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.

To the extent that additional common shares are issued, the relative interest of then existing stockholders may be diluted.

Preferred Stock.  The board of directors of Pure
Steel is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock.

There are currently no preferred shares
outstanding.

Warrants.  Pure Steel has issued 475,000 warrants
to purchase an equal number of common shares.   The
warrants can be exercised at prices ranging from $1.50 to $2.50 per common share and expire three years from any registration of Pure Steel's common stock with the Securities and Exchange Commission.
The exercise of all the warrants would result in total additional proceeds of $1,087,500 to Pure
Steel.

Transfer Agent. Pure Steel, Inc. currently acts as its own transfer agent.


-----------------------------------------------
              Legal Matters
-----------------------------------------------

Certain legal matters with respect to the issuance of the securities offered in this prospectus will be passed upon by Jody M. Walker, Attorney-At-Law, Littleton, Colorado.


-----------------------------------------------
            Legal Proceedings
-----------------------------------------------

We are not involved in any legal proceedings as of the date of this prospectus.


-----------------------------------------------
               Experts
-----------------------------------------------

The financial statements as of March 31, 2001 and 2000 included in this prospectus, have been audited by Pannell Kerr Forster of Texas, P.C., independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


----------------------------------------------
             Interests of Named
             Experts and Counsel
----------------------------------------------

None of the experts or counsel named in the prospectus is affiliated with Pure Steel.


----------------------------------------------
          Additional Information
----------------------------------------------

Until ____, 2002 (90 days after the date of the
prospectus), all persons making transactions in the
registered securities, whether or not participating
in the offering, may be required to deliver a
prospectus.   This is in addition to the obligation
of these persons to deliver a prospectus when acting as underwriters and when utilizing their unsold allotments or subscriptions.

No dealer, salesman, agent or any other person has
been authorized to give any information or to make
any representation other than those contained in
this prospectus.   If given or made, this
information or representation must not be relied upon as having been authorized by Pure Steel, or the underwriter, if an underwriter assists in the sale of the securities.

This prospectus is not an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which an offer or solicitation is not authorized by the laws of a state, territory or possession of the United
States, or to any person to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Pure Steel since the date of this prospectus.

-----------------------------------------
          Available Information
-----------------------------------------

Pure Steel has filed with the Securities and Exchange Commission a registration statement including all amendments and required exhibits under the Act with respect to the securities offered by Pure Steel. This prospectus does not contain all of the information set forth in the registration statement. Some parts of the registration statement are omitted pursuant to the rules and regulations of the Commission.

For further information with respect to Pure Steel and the securities offered by Pure Steel, shareholders should examine the registration statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public
Reference Section of the Commission at Room 1024,
Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, DC 20549, telephone number
1-800-SEC-0330, at the Chicago Regional Office,
Citicorp Center, 500 West Madison Street, Suite
1400, Chicago, Illinois 60661-2511.

Pure Steel will voluntarily file periodic reports in the event our obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

Pure Steel will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. Requests for copies of said documents should be directed to Glenford Griffin at Pure Steel.

The Commission maintains a Web site --
//www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

----------------------------------------------
             Financial Statements
----------------------------------------------

Index to Financial Statements						      Page
Independent Auditors' Report  					 	F-1

Balance Sheets as of March 31, 2001 and 2000
  and December 31, 2001 (Unaudited)  					F-2

Statements of Operations for the Years ended
  March 31, 2001 and 2000 and for the nine month periods
  ended December 31, 2001 and 2000 (Unaudited)				F-3

Statements of Changes in Stockholders' Equity (Deficit)
  for the years ended March 31, 2001, and 2000 and the
  nine month period ended December 31, 2001 (Unaudited)		F-4

Statements of Cash Flows for the Years Ended
  March 31, 2001 and 2000 and for the nine month periods
  ended December 31, 2001 and 2000 (Unaudited)				F-5

Notes to Financial Statements  						F-6


INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders,
Pure Steel Custom Cycles, Inc.

We have audited the accompanying balance sheets of Pure Steel Custom Cycles, Inc. (an Arizona corporation), as of March 31, 2001 and 2000, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pure Steel Custom Cycles, Inc. as of March 31,
2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company had a net loss for the year ended March 31, 2001 of $437,225, negative working capital of $389,760, stockholders' deficit of $87,734, and has experienced severe shortages of working capital which have greatly affected operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ PANNELL KERR FORSTER OF TEXAS, P.C.
---------------------------------------
    PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
October 23, 2001
Except for Note 12 to which
the date is January 2, 2002

     PURE STEEL CUSTOM CYCLES, INC.
             BALANCE SHEETS

		                                 March 31,           December 31,
                                       -----------------------   -----------
                                         2001           2000        2001
                                       --------     -----------   ----------
                                                                 (Unaudited)
ASSETS

CURRENT ASSETS:
Cash                                    $     -	    $   21,805   $        -
Accounts receivable, less allowance
 for doubtful accounts of $0 and
 $34,100 at March 31, 2001 and 2000,
 respectively                            70,813        143,413	   10,196
Inventories                             183,556        360,722      356,157
Other current assets                     16,834              -       11,318
                                       --------       --------     --------
     Total current assets               271,203        525,940      377,671
                                       --------       --------     --------
PROPERTY AND EQUIPMENT, net             150,052        134,070       93,172
                                       --------       --------     --------

OTHER ASSETS:
 Certificate of deposit                  75,000         75,000       75,000
 Inventories                             43,700         43,700       43,700
 Licensing fees, net of accumulated
  amortization of $69,228 and $0 at
  March 31, 2001 and 2000, respectively  80,772         50,000       28,851
                                       --------       --------     --------
     Total other assets                 199,472        168,700	  147,551
                                       --------       --------     --------
TOTAL ASSETS                           $620,727       $828,710     $618,394
                                       ========       ========     ========

    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
 Bank overdraft                        $ 14,205       $      -     $  6,941
 Accounts payable and accrued
  liabilities                           246,702        140,142      324,972
 Customer deposits                       36,000          9,000	  236,662
 Floor plan financing - in default		    -			 -	   18,100
 Income taxes payable                         -          2,300	        -
 Note payable - line of credit           45,125         44,564	        -
 Current portion of long-term debt      101,736         37,240       42,970
 Loan from related party	                -              -      176,326
 Loans from stockholders                217,195        274,106      181,083
                                       --------       --------    ---------
     Total current liabilities          660,963        507,352      987,054

DEFERRED TAX LIABILITY                    3,300          3,300        3,300




LONG-TERM DEBT, net of current
 portion                                 44,198         58,317       21,076
                                       --------       --------    ---------
Total liabilities                       708,461        568,969    1,011,430

COMMITMENTS AND CONTINGENCIES	                -              -            -

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock - no par value;
 300,000 shares authorized; none
 and 35,000 shares issued and
 outstanding at March 31, 2001
 and 2000, respectively                       -        100,000            -

Common stock - no par value;
 25,000,000 shares authorized;
 5,788,500 and 5,425,000 shares
 issued and outstanding at March
 31, 2001 and 2000, respectively        393,500        205,000      393,500

Additional paid in capital               53,351         52,101       53,351
Accumulated deficit                    (534,585)       (97,360)    (839,887)
                                       --------       --------     --------
     Total stockholders' equity
      (deficit)                         (87,734)       259,741     (393,036)
                                       --------       --------     --------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                      $620,727      $ 828,710    $ 618,394
                                       ========      =========    =========

See Accompanying Notes to the Financial Statements.

          PURE STEEL CUSTOM CYCLES, INC.
           STATEMENTS OF OPERATIONS

                                                               Nine Months Ended
                                Year Ended March 31,              December 31,
                              -------------------------      ---------------------
                                 2001           2000           2001        2000
                                ------         ------         ------      ------
                                                            (Unaudited) (Unaudited)
SALES                        $1,575,887      $1,658,002    $  546,173   $1,208,294

COST OF GOODS SOLD            1,220,035       1,196,091       518,121      954,849
                              ---------       ---------     ---------    ---------
GROSS PROFIT                    355,852         461,911        28,052      253,445

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES        770,087         572,963       311,552      612,816
                              ---------       ---------     ---------    ---------
LOSS FROM OPERATIONS           (414,235)       (111,052)     (283,500)    (359,371)
                              ---------       ---------     ---------    ---------
OTHER INCOME (EXPENSE):
 Interest income                  5,516               -         1,925        4,137
 Interest expense               (28,506)         (8,669)      (29,906)     (11,264)
 Gain on disposal of equipment        -               -         6,179            -
                              ---------       ---------     ---------    ---------
     Other income
      (expense), net            (22,990)         (8,669)      (21,802)      (7,127)
                              ---------       ---------     ---------    ---------
LOSS BEFORE PROVISION
 FOR INCOME TAXES              (437,225)       (119,721)     (305,302)    (366,498)

PROVISION FOR INCOME TAXES            -               -             -	         -
                              ---------       ---------     ---------    ---------
NET LOSS                      $(437,225)      $(119,721)   $ (305,302)	 $(366,498)
                              =========       =========     =========    =========
BASIC AND DILUTED LOSS
 PER COMMON SHARE             $   (0.08)      $   (0.02)   $    (0.05)   $   (0.07)
                              =========       =========    ==========    ==========
WEIGHTED AVERAGE NUMBER OF
 BASIC AND DILUTED COMMON
 SHARES OUTSTANDING           5,534,529       5,338,699     5,788,500    5,453,547
                             ==========       =========    ==========    =========

See Accompanying Notes to the Financial Statements.

      PURE STEEL CUSTOM CYCLES, INC.
   STATEMENTS OF CHANGES IN STOCKHOLDERS'
          EQUITY (DEFICIT)

                        Class A                                   Accumulated   Total
                       Preferred	        Common      Additional Retained Stockholders'
                     ------------        -----------      Paid In  Earnings     Equity
                   Shares	Amount   Shares   Amount   Capital  (Deficit)    (Deficit)
                   -------   -------  --------  -------  -------  ----------  ----------
Balance at
   March 31, 1999         -  $      - 5,300,000 $ 80,000 $     -  $  22,361   $  102,361

Issuance of 35,000
 shares of Class A
 Preferred; 10,000
 shares for cash and
 25,000 shares for
 offering costs
 valued at $250,000  35,000   100,000         -        -       -          -      100,000

Issuance of 125,000
 shares of common
 stock for compensation
 and services             -         -   125,000  125,000       -          -      125,000

Capital contribution      -         -         -        -  52,101          -       52,101

Net loss                  -         -         -        -       -   (119,721)    (119,721)
                    -------   ------- ---------  -------  ------   --------     --------
Balance at
 March 31, 2000      35,000   100,000 5,425,000	 205,000  52,101    (97,360)     259,741

Issuance of 2,500
 shares of Class A
 Preferred for cash   2,500    25,000         -        -       -          -       25,000

Conversion of 37,500
 shares of Class A
 Preferred to 300,000
 shares of common
 stock              (37,500) (125,000)  300,000  125,000       -          -            -

Issuance of 60,000
 shares of common stock
 for services             -         -    60,000   60,000       -          -       60,000

Issuance of 3,500 shares
 of common stock as a stock
 dividend to Class A
 Preferred Stockholders	  -         -     3,500    3,500  (3,500)        -            -




Issuance of 475,000 warrants
 to purchase common stock
 for compensation and
 services 			  -         -         -        -   4,750         -            -

Net loss                  -         -         -        -        -  (437,225)    (437,225)
		        -------   -------   -------  -------   ------   -------     --------
Balance at
  March 31, 2001          -         - 5,788,500  393,500   53,351  (534,585)     (87,734)

Net loss (unaudited)      -         -         -        -        -  (305,302)    (305,302)
                    -------   ------- ---------  -------   ------  --------     --------
Balance at December 31,
 2001	(unaudited)        -    $     - 5,788,500 $393,500  $53,351 $(839,887)   $(393,036)
                    =======   ======= ========= ========  =======  ========    =========





See Accompanying Notes to the Financial Statements.

STATEMENTS OF CASH FLOWS

                                                               Nine Months Ended
                                    Year Ended March 31,          December 31,
                                  -----------------------  -------------------------
                                     2001         2000        2001           2000
                                  ---------    ---------   ----------     ----------
                                                           (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                          $(437,225)   $(119,721)  $(305,302)     $(366,498)
Adjustments to reconcile net loss
 to net cash provided by (used in)
 operating activities:
Depreciation and amortization       120,159       26,967      83,851         89,850
Gain on disposal of equipment            -             -      (6,179)             -
Allowance for doubtful accounts     (34,100)      29,600           -        (34,100)
Common stock issued for compensation
  and services	                   60,000      125,000           -         60,000
Warrants issued for compensation
  and services	                    4,750            -           -              -
Changes in operating assets
  and liabilities
 Accounts receivable                106,700      (86,975)     60,617         74,651
 Inventories                        177,166        1,911    (103,201)        75,571
 Other current assets               (16,834)      17,865       5,516        (10,463)
 Accounts payable and accrued
  liabilities                       106,560       79,238     108,570         91,803
 Customer deposits                   27,000      (40,000)    200,662        132,600
 Income taxes payable                (2,300)       1,000           -         (2,300)
                                  ---------     --------   ---------      ---------
     Net cash provided by (used in)
      operating activities          111,876       34,885      44,534        111,114
                                  ---------     --------   ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment (57,248)     (20,798)          -        (24,536)
 Purchase of certificate of deposit       -      (75,000)          -              -
 Proceeds from the disposal of
  equipment                               -            -      31,120              -
 Licensing fees                    (100,000)     (50,000)          -       (100,000)
                                  ---------    ---------   ---------      ---------
      Net cash provided by (used in)
	 investing activities        (157,248)    (145,798)     31,120       (124,536)
                                  ---------    ---------   ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Bank overdraft                      14,205            -      (7,264)  	     34,202
 Issuance of class A preferred
  stock                              25,000      100,000      	 -         25,000
 Capital contribution                     -       52,101           -              -
 Proceeds from stockholder loans     67,067            -      45,622         41,050
 Proceeds from note payable
  - line of credit                    7,875       50,000           -             14
 Proceeds from long-term debt       133,767            -           -              -





Proceeds from loan from
  related party                           -            -     185,000              -

Repayment of loans from
  stockholders                     (123,978)     (41,206)    (81,734)     (100,569)
 Repayment of note payable
  - line of credit                   (7,314)      (5,436)    (45,125)            -
 Repayment of long-term debt        (93,055)     (23,352)    (81,879)       (8,080)
 Repayment of loan from
  related party                           -            -      (8,674)            -
 Repayment of floor plan
  - in default 					-		 -	 (81,600)		   -
                                  ---------    ---------    --------      --------
     Net cash provided by (used in)
      financing activities           23,567      132,107     (75,654)       (8,383)
                                  ---------    ---------    --------      --------

NET INCREASE (DECREASE) IN CASH     (21,805)      21,194           -       (21,805)

CASH, beginning of period            21,805          611           -        21,805
	                            ---------    ---------    --------      --------
CASH, end of period               $       -    $  21,805    $      -      $      -
                                  =========    =========    ========      ========

SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest           $  21,433    $   9,982    $ 35,666      $  9,951

NON CASH INVESTING AND
 FINANCING ACTIVITIES:
 Conversion of Class A
  Preferred Stock                 $ 125,000    $       -   $      -      $       -
 Equipment purchased under
  capital lease                       9,665            -          -          9,665
 Common stock issued for
  compensation and services          60,000      125,000          -         60,000
 Warrants issued for compensation
  and services                        4,750            -          -              -
 Notes payable assumed to
  acquire equipment                       -       28,350          -              -
 Inventory received in exchange
  for the assumption of a dealer
  floor plan obligation - in default      -		 -	130,000		   -
 Inventory delivered in exchanged
  for a portion of the floor plan
  - in default					-		 -	 30,300		   -





See Accompanying Notes to the Financial Statements.

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Organization

Pure Steel Custom Cycles, Inc. (the "Company") was incorporated under the laws of the State of Arizona in 1995. The Company's principle business consists of the manufacture and sale of custom motorcycles and motorcycle repair. Pure
Steel designs, develops and manufactures hand crafted customer motorcycles for the high end premium motorcycle market. The Company is located in Phoenix, Arizona and sales are made to various retailers located throughout the United States.

Interim Financial Information

The financial statements as of December 31, 2001 and for the nine month periods ended December 31, 2001 and 2000 are unaudited. In the opinion of the Company's management, such unaudited financial statements include all adjustments necessary, which include only normal recurring items, to present fairly the information set forth therein. Results for interim periods are not necessarily indicative of the results that may be expected for any other interim period of a full year.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains its cash with a major U.S.
domestic bank. The amounts held in this bank exceed the insured limit of $100,000 from time to time. The terms of these deposits are on demand to minimize risk. The Company has not incurred losses related to these deposits.

The Company is subject to risks common to companies in early stages of development including, but not limited to, development of new products, development of markets and distribution

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)

channels, dependence on key personnel, and the ability to obtain additional capital as needed to fund its operating plan. To date, the Company has been funded by the issuance of debt to both financial institutions and private individuals and private equity financings for cash and for services. The Company's ultimate success is dependent upon its ability to raise additional capital and to successfully develop and market its products.

The Company is currently dependent on a few large customers who have provided a majority of the revenue recognized in the last two years (see
Note 11).  A loss of the Company's largest
customer or a reduction of the volume purchased by these customers would have an adverse near-term effect upon the Company's future revenues.

The Company currently purchases several key components including frames and engines from single or limited sources. The Company purchases these components on a purchase order basis and has no long term contracts for these components.
The Company believes that there are alternative sources for each of these components and design specifications can be replicated if needed.

Inventories

Inventories, consisting of motorcycle parts, are stated at the lower of average cost or market as determined on a specific identification basis.

At March 31, 2001 and 2000, inventories of approximately $43,700, determined by management to be slow-moving, have been presented as noncurrent assets in the accompanying financial statements.

Property and Equipment

Property and equipment is stated at cost.
Depreciation is provided using the straight-line and accelerated methods over the following useful lives:

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)

Property and Equipment (Continued)

Machinery and equipment	   7 years
Vehicles	               5 years
Furniture and fixtures     7 years

Licensing Fees

The Company has incurred licensing fees of $150,000 to produce 90 special edition custom motorcycles. The fees are being amortized at $5,769 per month over the 26-month life of the agreement starting April 2000 (see Note 10).

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the tax basis of assets for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)

Advertising Costs

Advertising costs are charged to operations when the advertising first takes place. Advertising expense was $243,841 and $122,840 for the years ended March 31, 2001 and 2000, respectively, and is included in selling, general and administrative expenses in the accompanying financial statements.

Included within advertising expense for the year ended March 31, 2001 is $72,111 representing the cost of three motorcycles exchanged for advertising and promotions required under certain advertising and promotion agreements
(see Note 10).

Revenue Recognition

The Company recognizes revenue when the product is shipped provided that a purchase order or payment has been received.

Product Warranty

Each motorcycle sold is backed by a 48 month unlimited mileage warranty. Estimated future warranty obligations are charged to operations in the period in which the related revenue is recognized. To minimize exposure from future warranty claims the Company purchases extended warranty insurance on each motorcycle sold from a reputable insurance carrier which is expensed as incurred and covers the last 42 months of the 48 month warranty period.

Customer Deposits

From time to time, the Company requests that its customers provide a deposit on new motorcycle orders. When a customer deposit is received it is recorded as a liability until such time that the motorcycle is shipped or the customer takes possession. The amount is then applied to the final purchase price.

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)

New Accounting Standards

In July 2001, the Financial Accounting Standards
Board issued SFAS 141, "Business Combinations", and SFAS 142, "Goodwill and Other Intangible
Assets." SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated or completed after June 30, 2001. SFAS 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annual-ly in accordance with the provisions of SFAS 142.
SFAS 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS 121,"Account-ing for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of".

The provisions of SFAS 141 are effective immediate-ly. The provisions of SFAS 142 are effective for fiscal years beginning after December 15, 2001. Earlier adoption is permitted for entities with fiscal years beginning after March 15, 2001 but not required.

SFAS 141 will require that upon adoption of SFAS
142, the Company evaluate its existing intangible assets and make any necessary reclassifications in order to conform with the new criteria in SFAS
141. Upon adoption of SFAS 142, the Company plans to reassess the useful lives and residual values of all recorded intangible assets, and make any necessary amortization period adjustments by April
1, 2002. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of SFAS 142 by June 30, 2002. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle. Upon adoption of SFAS 141 and SFAS 142, the Company

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

New Accounting Standards (Continued)

does not anticipate a material impact on its financial statements.

NOTE 2 - FLOORING PLAN

During November 1999, the Company executed a floor plan financing agreement (floor plan) with a reputable financial institution. Accordingly, the Company guarantees the collection of receivables owed to this financial institution by certain customers for sales made under the floor plan. As of March 31, 2001, the Company has four customers that use the floor plan. The balance of accounts receivable guaranteed by the Company for custom motorcycles previously recorded as sales is $292,370 and $290,330 at March 31, 2001 and 2000, respectively.

In the event of default by a dealer, the financial institution has the option of repossessing the motorcycles that had been funded under the floor plan or require repayment by Pure Steel of the outstanding amount in full by the Company. Accordingly, should the later occur, the Company would repossess from the dealer the motorcycles that had been funded under the floor plan and repay to the financial institution any amounts owed. Any motorcycles repossessed would be resold in the ordinary course of doing business (See Note 12).

As a condition of the floor plan financing agreement, the Company was required to provide a $75,000 irrevocable letter of credit ("LOC").
The bank providing the LOC required that it be secured by a $75,000 certificate of deposit..

NOTE 3 - INVENTORIES

Components of current inventories consist of the following at March 31, 2001 and 2000:

                              2001          2000
                           ----------    ---------
Raw materials              $  183,556    $ 309,803
Finished goods                      -       50,919
                            ---------     --------
Total inventories          $  183,556    $ 360,722
                           ==========    =========
F-11

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following
at March 31, 2001 and 2000:
	                           2001      2000
                               --------  --------

Machinery and equipment        $164,082   $98,743
Vehicles                         89,637    89,637
Furniture and fixtures            9,516     7,943
                               --------   -------
                                263,235   196,323
Less: accumulated depreciation (113,183)  (62,253)
                               --------  --------
Property and equipment, net    $150,052  $134,070
                               ========  ========

Equipment under capital lease has been included in property and equipment at a total cost of $9,665 as of March 31, 2001. Accumulated depreciation related to this equipment was $2,416. The Company had no equipment under capitalized leases as of March 31, 2000.

Depreciation expense was $50,931 and $26,967 for the years ended March 31, 2001 and 2000, respectively.

NOTE 5 - LONG-TERM DEBT

Long-term debt consists of the following at March 31, 2001 and 2000:

                                                                2001       2000
                                                              --------   --------
Capital Lease

Capital lease obligation payable to Wells Fargo Financial
 Leasing; original amount of $9,665; payable in monthly
 installments of $236, including interest at 16.89%,
 through April 2005; secured by equipment.                    $  8,288	 $      -

Less:  current portion                                          (1,539)         -
                                                              --------   --------
Capital lease - long-term                                        6,749          -
                                                              --------   --------



F-12



PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 5 - LONG-TERM DEBT (CONTINUED)

Notes Payable

Note payable to Navistar Financial Corporation; original
 amount of $50,726; payable in monthly installments of
 $1,078, including interest at 10%, through December 2003;
 secured by vehicle.                                           28,196	   40,306

Note payable to Bank One; original amount of
 $11,075; payable in monthly installments of $358,
 including interest at 10.21%, through February 2002;
 secured by equipment.                                          3,869       7,459

 Note payable to Ford Motor Credit; original amount of
 $28,971; payable in monthly installments of $618,
 including interest at 9.95%, through February 2005;
 secured by vehicle.                                           24,814      28,350

Note payable to Hacienda Harley-Davidson, Inc.;
 original amount of $33,767; principal and interest
 at 18%; originally due March 2001 and has been
 extended for an unspecified period of time; unsecured.        33,767           -

Note payable to dealer; original amount of $7,000;
 non-interest bearing; repayment terms unspecified;
 unsecured.                                                     7,000       7,000

Note payable to investor; original amount of $100,000;
 interest payable at 10%; repayment terms unspecified;
 unsecured.                                                    40,000          -

Note payable to Sunnen Products Company; original amount
 of $49,267; payable in monthly installments of $1,108,
 including interest at 12.5%; paid in full March 2001;
 secured by equipment.	                                            -      12,442
                                                              -------    --------

Total notes payable                                           137,646      95,557
Less:  current portion                                       (100,197)    (37,240)
                                                             --------    --------
Notes payable - long-term                                      37,449      58,317

Total long-term debt                                         $ 44,198    $ 58,317
                                                             ========    ========

The following is a schedule of the future minimum lease payments required under the capital lease. The capital lease obligation

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 5 - LONG-TERM DEBT (CONTINUED)

reflects the present value of future rental payments, discounted at the interest rate implicit in the lease.

Year Ending
March 31,
-----------
2002                                    $ 2,832
2003		                              2,832
2004			                        2,832
2005			                        2,832
2006			                          236
                                         ------
Total minimum lease payments	           11,564
Less:  amount representing interest	     (3,276)
		                             ------
Present value of minimum lease payments $ 8,288
                                        =======
The aggregate principal payments due on the notes payable are as follows:

Year Ending
March 31,
-----------
2002		    $ 100,197
2003			 17,187
2004			 12,935
2005			  7,327
		    ---------
		    $	137,646
                =========

NOTE 6 - NOTE PAYABLE - LINE OF CREDIT

The Company has a $50,000 line of credit established at Bank of America, N.A. with interest payable monthly at the prime rate plus
2% (10.5% and 10.75% as of March 31, 2001 and
2000, respectively) with no maturity date. The maximum amount borrowed on the line of credit in both years was $50,000 and the minimum amount borrowed was $42,125 and $44,564 for the years ended March 31, 2001 and 2000, respectively. The line of credit is secured by the personal guarantees of the founding stockholders of the Company (see Note 12).

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 7 - LOANS FROM STOCKHOLDERS

In order to satisfy the working capital needs of the Company, the founding stockholders, who are also officers and management of the Company, have made periodic advances to the Company. The advances are on an as needed basis and are random in amount and timing. No physical note agreements exist and repayment terms are unspecified. Accordingly, loans from stockholders have been recorded as a current liability.

Loans from stockholders are detailed as follows for the years ended March 31,:

                                 Oscar Coca              Daniel Elzy
                            -----------------------  ---------------------
                             2001           2000       2001         2000
                            --------       --------   --------     --------
Beginning balance         $  245,422      $  204,216  $ 28,684     $ 28,684
  Borrowings                 66,741               -       326            -
Repayments                 (120,968)        (41,206)   (3,010)           -
                           --------        --------  --------     --------
Ending balance           $  191,195      $  245,422  $ 26,000     $ 28,684
                         ==========      ==========  ========     ========

These shareholders each own 45.78% (or 91.56% in total) of the Company's outstanding common stock.

NOTE 8 - INCOME TAXES

Deferred taxes in the accompanying balance sheet includes the following amounts as of March 31, 2001 and 2000:

                                        2001                          2000
                             -------------------------   ---------------------------
                             Federal    State    Total     Federal   State    Total
                             -------- -------- --------  --------- -------- --------
Deferred long-term tax asset $127,005 $44,176  $171,181   $ 27,536 $ 9,578  $ 37,114
Deferred long-term tax
  liability                    (2,500)   (800)   (3,300)    (2,500)   (800)   (3,300)
                              ------- -------   -------    -------  -------  -------
Net long-term deferred tax
  asset                       124,505  43,376   167,881     25,036   8,778    33,814

                                 F-15

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 8 - INCOME TAXES (CONTINUED)

Deferred tax asset valuation
  allowance                  (127,005)(44,176) (171,181)   (27,536) (9,578)  (37,114)
                             -------- -------  --------    -------  ------   -------
Net deferred tax liability   $ (2,500)$  (800) $ (3,300)  $ (2,500) $ (800) $ (3,300)
                             ======== =======  ========   ========  ======  ========

At March 31, 2001, the Company has recorded a deferred tax asset of $171,181 reflecting the benefit of $552,196 in net operating loss carryforwards, which expire beginning 2020.
Realization is dependent on generating
sufficient taxable income prior to expiration of the loss carryforwards. Management believes it is more likely than not that the deferred tax relating to the Company's tax asset will not be realized. The amount of the deferred tax asset considered realizable, however, could be increased in the near term if estimates of future taxable income during the carryforward period are increased.

The deferred tax liability results primarily from the use of accelerated methods of depreciation for tax purposes.

NOTE 9 - STOCKHOLDERS' EQUITY

In order to fund ongoing operations of the Company, during the year ended March 31, 2000, a majority stockholder contributed $52,101 of capital to the Company. No shares of stock, common or preferred, were issued in conjunction with this transaction.

Common Stock

From time to time the Company may issue common
stock in exchange for goods and services or as
compensation to key employees.  During the year
ended March 31, 2001, the Company issued 60,000
shares of common stock in exchange for goods and
services valued at $60,000.   During the year
ended March 31, 2000, the Company issued 125,000 shares of common stock to employees and other individuals as compensation and consulting services having a combined total value of $125,000.

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

Class A Preferred Stock

In order to provide working capital, during the years ended March 31, 2001 and 2000, the Company issued 2,500 and 10,000 shares of Class A
Preferred Stock ("Preferred Stock"),
respectively, to non-employees at $10 per share

Class A Preferred Stock (Continued)generating cash proceeds of $25,000 and $100,000, respectively.

Additionally, during the year ended March 31, 2000, 25,000 shares of Preferred Stock were issued to non-employees in exchange for consulting services relating to the offering of Preferred Stock. The consulting services were value at $250,000 based on a value of $10 per share.

At December 1, 2000, all 37,500 outstanding shares of Preferred Stock were converted into 300,000 shares of common stock, plus 75,000 warrants expiring three years from any registration of the Company's common stock with the Securities and Exchange Commission. Each share of Preferred Stock was entitled to one vote and was redeemable into eight shares of common stock plus two warrants to purchase two additional shares of common stock at $2.50 per share. The Preferred Stock had a 10% cumulative preferred dividend payable by issuance of one share of common stock for each ten shares of Preferred Stock. Upon conversion, the Company also paid dividends to the holders of the Preferred Stock by issuance of 3,500 shares of common stock. After the conversion, the shares of Preferred Stock were retired.

Warrants

As of and during the year ended March 31, 2001, the Company issued and has outstanding 475,000 warrants to purchase an equal number of shares of common stock. No warrants were issued during the year ended March 31, 2000. Of the warrants issued, 100,000 warrants were for compensation to a key employee, 300,000 warrants were for

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

Warrants (Continued)

consulting services and 75,000 warrants were issued relating to the conversion of Preferred

Stock referred to above. These warrants are immediately exercisable at prices ranging from $1.50 to $2.50 per share and expire three years from any registration of the Company's common stock with the Securities and Exchange
Commission. The weighted average exercise price of these warrants is approximately $2.29 per warrant. The exercise of all warrants would result in total additional proceeds to the Company, before expenses, of approximately
$1,087,500.

The fair value of warrants at the dates of grant were estimated using the Black Scholes option price calculation model using the following assumptions: expected life of three years, a risk free interest rate of 5%, a volatility of ..0001 and a dividend yield of 0%. The weighted average fair value of warrants granted during the year ended March 31, 2001 was approximately
$0.01 per warrant.

During the year ended March 31, 2001, the fair market value of these warrants when granted was determined to be approximately $4,750.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Advertising and Promotion Agreements

On May 31, 2000, the Company entered into a product license agreement with General Media
Communications, Inc. ("General Media") for an exclusive license of the Penthouse marks in the production, manufacture and distribution of 90 limited edition "Penthouse Magazine 30th
Anniversary Motorcycles" by the Company and related accessory items that include leather jackets, gloves, goggles, helmets and bandanas.
As of March 31, 2001 one motorcycle has been sold under this production license agreement.

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 10 - COMMITMENTS AND CONTINGENCIES
(CONTINUED)

Upon execution of the agreement, the Company agreed to a $150,000 license fee, which was fully paid during the year ended March 31, 2001, and to provide one limited edition Penthouse custom motorcycle which was delivered to General
Media at a cost of $24,487. General Media will earn a royalty fee to be paid by the Company of 5% of the gross wholesale and/or retail selling price, based on an average projected sales price of at least $30,000 per motorcycle. The term of the agreement commenced on May 31, 2000 and expires 26 months after commencement.
Additionally, in exchange for services a consultant assisting with the execution of this product license agreement was provided a Pure
Steel custom motorcycle valued at $26,432.

Advertising and Promotion Agreements (Continued)

On June 13, 2000, the Company entered into an advertising and promotion agreement with AZPB
Limited Partnership, (a Delaware partnership) to promote and advertise the Company's motorcycle manufacturing business at the ballpark and in connection with Arizona Diamondbacks (the
"Diamondbacks") professional baseball team.  The
Company may use the Diamondback's name and logo to promote the sale of its products. The agreement expires December 31, 2003 and the Company shall pay an annual per season fee of $15,000 for 2001, $20,000 for 2002 and $25,000 for 2003. Additionally, the Company will provide one new customized Arizona Diamondback's
Pure Steel motorcycle for each baseball season covered by the agreement, or a total of four motorcycles. Total cost to the Company of these motorcycles is expected to be approximately
$100,000 over the life of the agreement. As of March 31, 2001, the Company has expensed $21,192 representing the cost of the motorcycle contributed for the 2000 baseball season.

Leases

The Company leases office space under a
noncancelable operating lease expiring in
January 2002. The lease requires monthly

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 10 - COMMITMENTS AND CONTINGENCIES
(CONTINUED)

Leases (Continued)

payments of $3,498, plus applicable tax. The
Company has an option to renew the lease for an additional one-year period under the same terms.
The Company leases equipment under noncancelable operating leases expiring in various years through 2003. The aggregate monthly lease payments are $569.

Future minimum payments under these commitments are as follows:

	Year Ending
	March 31,
      -----------
         2002             $44,921
         2003               2,623
                          -------
                          $47,544
                          =======

Leases

Lease expense was $65,222 and $69,797 for the years ended March 31, 2001 and 2000, respectively, and is included in selling, general and administrative expenses in the accompanying financial statements.

NOTE 11 - ECONOMIC DEPENDENCY

A majority of Pure Steel's sales are concentrated with a few large customers. During the year ended
March 31, 2001, the Company had sales as a percentage of total revenues to four customers of 24.3%, 23.5%, 10.4% and 10.2%, respectively.
During the year ended March 31, 2000, the Company had sales as a percentage of total revenues to two customers of 14.4% and 44.5%, respectively. At
December 31, 2001, the Company had sales as a percentage of total revenue to three customers of 49.2%, 12.1% and 11.7%, respectively. At
March 31, 2001 one customer owed Pure Steel
$68,017 representing 96% of accounts receivable at that date. A loss of one or all of these large customers or a reduction of the volumes purchased

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 11 - ECONOMIC DEPENENCY (CONTINUED)

by these customers could have a materially adverse effect on the future operations of Pure Steel.
There is no assurance that sales to other customers could be made in volumes comparable to those volumes sustained by one or both of these customers in a time period sufficient to prevent a curtailment of operations.

NOTE 12 - SUBSEQUENT EVENTS

Dealer Advance

Subsequent to March 31, 2001, a verbal agreement was entered into with Las Vegas Harley-Davidson
("LVHD") whereby LVHD would buy the parts necessary for the Company to build ten custom motorcycles. Total cost of parts necessary to build these motorcycles are estimated to be approximately $200,000. The Company is to repay
LVHD at a rate of $22,000 per motorcycle as each motorcycle is built and sold. Repayments to LVHD began in June 2001.

Floor Plan Financing

In June 2001, the Company received notice from the financial institution that a dealer had defaulted on its floor plan financing agreement
(see Note 2).  This dealer contributed
approximately 10.2% and 5.9% of Pure Steel's total sales during the year ended March 31, 2001, and 2000, respectively. This customer had no sales during the nine months ended December
31, 2001 but accounted for 13.4% of sales for the nine month period ended December 31, 2000.
The financial institution requested immediate reimbursements of $130,000 from the Company for the four motorcycles, which had been covered by the floor plan. The Company took possession of the four motorcycles, and as of December 31, 2001, two have been resold. Revenues of $62,400 were recorded from these sales and the amount collected was reimbursed to the finance company to reduce the total amount owed.

In addition, the Company repaid approximately
$19,200 from cash flows from operations and delivered one of the repossessed motorcycles

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 12 - SUBSEQUENT EVENTS (CONTINUED)

Floor Plan Financing (Continued)

valued at approximately $30,300 to the financial institution which they are currently trying to resell. The financial institution also took possession of the $75,000 certificate of deposit which will be released to the Company when the remaining motorcycles secured by the floor plan have been sold. The Company does not believe that the three remaining dealers covered by a floor plan will default on their obligations to the financial institution. At December 31, 2001, there remains $18,100 due to the financial institution as a result of the default by the this dealer which is recorded as a current liability.

On January 2, 2002 the financial institution terminated its floor plan financing agreement thus providing no future financing to the Company's dealers or advances to the Company.
Existing advances provided under the floor plan will not be affected by this termination and will allow for repayment terms under the original agreement as if it remained in affect.
Total sales covered by a floor plan for the years ended March 31, 2001 and 2000 were $384,540 and $161,560, respectively. Total sales covered by a floor plan for the nine month periods ended December 31, 2001 and 2000 were $65,700 and $384,540, respectively. Despite the lack of this source of financing available to our dealers, sales to these dealers will continue in the future. The Company is current-ly evaluating other floor plan financing alternatives that can be made available to its dealers.

As of December 31, 2001, there remains $194,220 of accounts receivable guaranteed by the Company under the floor plan.

Related Party Advance

During the nine month period ended December 31, 2001, the Company received an advance totaling
$185,000 from a related party with unspecified repayment terms. Accordingly, this related party

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

Related Party Advances (Continued)

advance has been recorded as a current
liability. The advance is unsecured and is being repaid by the Company in monthly installments of $1,735. As of December 31, 2001 the total amount outstanding is $176,326.

Note Payable - Line of Credit

During the nine month period ended December 31, 2001 this line of credit was fully repaid from proceeds received from an advance from a related party. Subsequently, management of the Company elected to cancel this line of credit.

NOTE 13 - GOING CONCERN

The Company's auditors issued a going concern opinion in connection with the audit of the Company's financial statements as of March 31, 2001 due to substantial doubt that the Company can continue as a going concern unless the Company obtains additional working capital to fund its ongoing operations. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of Pure Steel as a going concern.
However, for the year ended March 31, 2001, Pure
Steel had a net loss of $437,225, negative working capital of $389,760, stockholders' deficit of $87,734, and has experienced a shortage of working capital which has greatly affected operations.

In view of this, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of Pure Steel, which in turn is dependent upon the success of

Pure Steel's future operations. Management is attempting to obtain new capital funding which will strengthen its balance sheet and is revising its operating requirements which will result in increased operating cash flows. At this time, the two founding shareholders have forgone compensation and overhead expenses have been reduced to minimize cash uses. Customer deposits are most often required at the time an

PURE STEEL CUSTOM CYCLES, INC.
Notes to Financial Statements

NOTE 13 - GOING CONCERN (CONTINUED)

order is taken. These deposits are used to supply parts as needed and fund minimal overhead expenses. Management believes that these actions presently being taken will provide the opportunity for Pure Steel to continue as a going concern.

Historically, working capital needs have been funded by cash flows from operations, private placements of preferred stock, issuance of common stock for goods and services, floor plan financing and borrowings from major shareholders of the Company and, from time to time, by advances from related parties and customers.
There is no assurance that working capital will continue to be made available from these sources or under similar terms in amounts sufficient enough to ensure that the Company will be able to continue its operations. Should the Company not be able to find new capital funding and/or under reasonable terms, management would attempt to downsize the business so as to enable the Company to survive and grow at a slower pace or may be required to discontinue its operations.

                 PART II
    INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.  Indemnification of Officers and
Directors.

The bylaws of Pure Steel provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Arizona law for any transaction from which the director derived an improper personal benefit. Registrant's bylaws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against certain liabilities. Further the bylaws also provides that the Registrant shall indemnify to the full extent permitted under Delaware law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING
PURE STEEL FOR LIABILITIES ARISING UNDER THE
SECURITIES ACT OF 1933, IS HELD TO BE
AGAINST PUBLIC POLICY BY THE SECURITIES AND
EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.   Other Expenses of Issuance and
Distribution.

Other expenses in connection with this offering that will be paid by Pure Steel are estimated to be substantially as follows:
                                                          Amount Payable
Item                                                      By Pure Steel
SEC Registration Fees                                        $   809.85
Printing and Engraving Fees                                   $2,500.00
Legal Fees and Expenses                                      $18,000.00
Accounting Fees and Expenses                                 $35,700.00
Transfer Agent's Fees                                         $1,500.00
Miscellaneous                                                 $2,452.65
                                                             ----------
Total                                                        $60,962.50
                                                             ==========

Item 26.   Recent Sales of Unregistered Securities.

In the second quarter of fiscal year 2000, Pure
Steel issued 10,000 shares of Class A preferred stock to Peter Minion, a non-affiliate for consideration of $10 per Class A preferred share.

The above issuance of Class A preferred stock was made to a sophisticated individual pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.

Additionally, in the third quarter of fiscal year
2000, 24,000 Class A preferred shares were issued
to Correct Alliance, an unaffiliated consultant for
services rendered related to the private placement
of Pure Steel securities, and 1,000 Class A
preferred shares to Glenford Griffin.   These Class
A Preferred Shares were issued under section 4(2) to a sophisticated investor that had an ongoing relationship with Pure Steel.

The above issuance of Class A preferred stock was made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.

In the third quarter of fiscal year 2000 and the first quarter of 2001, 145,000 common shares were issued to the following key employees and other individuals for services rendered to Pure Steel.

David Schoelles		50,000
Mary Hidalgo		50,000
Douglas Twineham		25,000
Bruce Garfunkel		20,000

The above issuances of common shares were made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities
Act of 1933.

In the first quarter of fiscal year 2001, Pure
Steel issued 2,500 Class A Preferred shares at $10 per Class A preferred share to Donald Allio.

The above issuance of Class A preferred stock was made to a sophisticated individual pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.

In December 2000, Pure Steel issued 300,000 common shares upon conversion of all of the outstanding
Class A preferred stock.

During the second quarter of the year ended March
31, 2001, the Company issued 475,000 warrants to purchase an equal number of shares of common stock.
Of the warrants issued, 100,000 warrants were for compensation to David Schoelles, a key employee, 300,000 warrants were for consulting services by Gerard Dente, Tsanhos Image Productions, LLC and
Bruce Garfunkel, and 75,000 warrants were issued relating to the conversion of preferred stock referred to above. These warrants are immediately exercisable at prices ranging from $1.50 to $2.50 per share and expire three years from any registration of Pure Steel's common stock with the Securities and Exchange Commission.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3.1)             Articles of Incorporation
(3.2)             Bylaws
(4)               Specimen certificate for common stock
(5)               Consent and Opinion of Jody M. Walker regarding
                  legality of securities registered under this
                  Registration Statement and to the
                  references to such attorney in the prospectus filed
                  as part of this Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Product License Agreement between Pure Steel and
                    General Media Communications, Inc. dated May 31,
                    2000
(10.1)            Advertising and Promotion Agreement between Pure
                    Steel, AZPB Limited Partnership and AZPB REM
                    Limited Partnership dated June 13, 2000
(10.2)            Floor Plan Financing Agreement
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Letter on change in certifying
                     accountant
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable




(23)              Consent of Pannell Kerr Forster
                    of Texas, P.C., Certified
                    Public Accountants
(24)              Not Applicable
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable

Item 28.   Undertaking.

The undersigned registrant undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

 (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement.

(iii) To include any additional or changed material information on the plan of distribution.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) Delivery of Certificates. The undersigned registrant undertakes to provide to the Transfer
Agent at the closing, certificates in such denominations and registered in such names as are required by the Transfer Agent to permit prompt delivery to each purchaser.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Pure Steel's articles of incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-
2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Phoenix, State of Arizona on the 8th day of March, 2002.

Pure Steel Custom Cycles, Inc.


 /s/ Glenford Griffin
-----------------------------
By Glenford Griffin
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                             Capacity             Date

/s/Glenford Griffin          Chief Executive Officer  March 8, 2002
-----------------------      Chief Financial Officer,
Glenford Griffin              Controller, Director


/s/Oscar Coca                Vice President/Director  March 8, 2002
-----------------------
Oscar Coca

/s/Daniel Elzy                      Director          March 8, 2002
-----------------------
Daniel Elzy